                                FINANCING AGREEMENT




                        THE CIT GROUP/BUSINESS CREDIT, INC.

                               (AS AGENT AND LENDER)

                              THE LENDERS PARTY HERETO


                                        AND


                              LONE STAR STEEL COMPANY
                            T&N LONE STAR WAREHOUSE CO.

                                        AND

                             LONE STAR LOGISTICS, INC.

                                   (AS BORROWERS)


                               DATED: MARCH 12, 1999





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                                 TABLE OF CONTENTS


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SECTION 1.  DEFINITIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .3

SECTION 2.  CONDITIONS PRECEDENT . . . . . . . . . . . . . . . . . . . . . . . . . 17

SECTION 3.  REVOLVING LOANS. . . . . . . . . . . . . . . . . . . . . . . . . . . . 23

SECTION 4.  TERM LOANS AND CAPEX TERM LOANS. . . . . . . . . . . . . . . . . . . . 28

SECTION 5.  LETTERS OF CREDIT. . . . . . . . . . . . . . . . . . . . . . . . . . . 29

SECTION 6.  COLLATERAL . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 32

SECTION 7.  REPRESENTATIONS, WARRANTIES AND COVENANTS. . . . . . . . . . . . . . . 36

SECTION 8.  INTEREST, FEES AND EXPENSES. . . . . . . . . . . . . . . . . . . . . . 46

SECTION 9.  POWERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 52

SECTION 10. EVENTS OF DEFAULT AND REMEDIES . . . . . . . . . . . . . . . . . . . . 53

SECTION 11. TERMINATION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 57

SECTION 12. MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 58

EXHIBIT

     Exhibit A - Form of Revolving Loan A Promissory Note
     Exhibit B - Form of Term Loan B Promissory Note
     Exhibit C - Form of Assignment and Acceptance

SCHEDULES

     Schedule 1 - Existing Liens
     Schedule 2 - Collateral Information
     Schedule 3 - List of Eligible Rack Transfer Sales to Customers
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These Exhibits and Schedules are not filed with this Financing Agreement.
Registrant agrees to furnish supplementally a copy of any omitted Exhibit or Schedule to the Commission upon request.

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     THE CIT GROUP/BUSINESS CREDIT, INC., a New York corporation, (hereinafter
"CITBC") with offices located at Two Lincoln Centre, 5420 LBJ Freeway - Suite 200, Dallas Texas 75240, and CITBC as agent for the Lenders (the "Agent"), and any other party which now or hereafter becomes a lender hereunder pursuant to
Section 13 hereof (individually a "Lender" and collectively the "Lenders") are pleased to confirm the terms and conditions under which the Agent on behalf of the Lenders and the Lenders shall make revolving loans, term loans and other financial accommodations to LONE STAR STEEL COMPANY (herein "LSSC"), a Delaware corporation with a principal place of business at 14681 Midway Road, Suite 200, Dallas Texas 75244, T&N LONE STAR WAREHOUSE CO. (herein "T&N Warehouse"), a Texas corporation with a principal place of business at 14681 Midway Road, Suite 200, Dallas Texas 75244, and LONE STAR LOGISTICS, INC. (herein "LSL"), a Texas corporation with a principal place of business at 14681 Midway Road, Suite 200, Dallas Texas 75244, (herein individually a "Company" and collectively the "Companies").

SECTION 1.  DEFINITIONS

ACCOUNTS shall mean all of the Companies' now existing and future: (a) accounts (as defined in the UCC), and any and all other receivables (whether or not specifically listed on schedules furnished to the Agent), including, without limitation, all accounts created by or arising from all of the Companies' sales, leases, rentals of goods or renditions of services to its customers, and all accounts arising from sales, leases, rentals of goods or renditions of services made under any of the Companies' trade names or styles, or through any of the Companies' divisions; (b) any and all instruments, documents, contract rights and chattel paper, all as defined in the UCC; (c) unpaid seller's or lessor's rights (including rescission, replevin, reclamation, repossession and stoppage in transit) relating to the foregoing or arising therefrom; (d) rights to any goods represented by any of the foregoing, including rights to returned, reclaimed or repossessed goods; (e) deposit accounts, reserves and credit balances arising in connection with or pursuant hereto; (f) guarantees or collateral for any of the foregoing; (g) insurance policies or rights relating to any of the foregoing (h) General Intangibles (including all rights to payment, including those arising in connection with bank and non-bank credit cards) pertaining to any and all of the foregoing; (i) notes, deposits or property of account debtors securing the obligations of any such account debtors to the Companies, and (j) cash and non-cash proceeds of any and all of the foregoing.

AGENT COMMITMENT LETTER shall mean the Commitment Letter dated February 11, 1999 (as supplemented by the letter agreement and addendum of even date therewith) issued by the Agent to, and accepted by, the Companies.

ANNIVERSARY DATE shall mean the date occurring three (3) years from the Closing Date and the same date in every year thereafter.

ASSIGNMENT AND TRANSFER AGREEMENT shall mean the Assignment and Transfer Agreement in the form of Exhibit C hereto.


                                       3

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AVAILABILITY shall mean at any time the positive difference between: (a) the
Borrowing Base, and (b) the sum of (i) the outstanding aggregate amount of all Obligations, including without limitation, all Obligations with respect to Revolving Loans, but excluding the Letters of Credit and Term Loan, and (ii) the Availability Reserve.

AVAILABILITY RESERVE shall mean any reserve which the Agent may reasonably require from time to time, including without limitation, for Letters of Credit pursuant to Paragraph 5.1 of Section 5 hereof.

BORROWING BASE shall mean the sum of (a) eighty five percent (85%) of each of the Companies' aggregate outstanding Eligible Accounts Receivable, plus (b) the lesser of (i) sixty percent (60%) of aggregate value of each of the Companies' Eligible Inventory, valued at the lower of cost or market, on a first in, first out basis, or (ii) $50,000,000 (herein the "Inventory Loan Cap").

BUSINESS DAY shall mean any day that on which the Agent is open for business in New York, New York, which is not (i) a Saturday, Sunday or legal holiday in the state of New York or (ii) a day on which banking institutions chartered by the State of New York, the State of Texas or the United States are legally required to close.

CAPITAL EXPENDITURES for any period shall mean the aggregate of all expenditures of the Companies during such period that, in conformity with GAAP, are required to be included in or reflected by the property, plant or equipment or similar fixed asset account reflected in the balance sheets of the Companies.

CAPITAL IMPROVEMENTS shall mean operating Equipment and facilities (other than land) acquired or installed for use in any of the Companies' business operations.

CAPITAL LEASE shall mean any lease of property (whether real, personal or mixed) which, in conformity with GAAP, is accounted for as a capital lease or a Capital Expenditure on the balance sheets of the Companies.

CHASE BANK RATE shall mean the rate of interest per annum announced by The Chase Manhattan Bank, from time to time, as its prime rate in effect at its principal office in New York City. (The prime rate is not intended to be the lowest rate of interest charged by The Chase Manhattan Bank to its borrowers).

CHASE BANK RATE LOANS shall mean any loans or advances pursuant to this Financing Agreement made or maintained at a rate of interest based upon the Chase Bank Rate.


CLOSING DATE shall mean the date that this Financing Agreement has been duly executed by the parties hereto and delivered to the Agent.


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COLLATERAL shall mean all present and future Accounts, Equipment, Inventory,
Documents of Title, General Intangibles, Pledged Stock of the Companies (excluding LSSC) and their subsidiaries, and Other Collateral of the Companies.

COLLATERAL MANAGEMENT FEE shall mean the sum paid to the Agent in accordance with Paragraph 8.8 of Section 8 of this Financing Agreement to offset the costs (excluding Out-of-Pocket expenses) of the Agent's personnel in connection with record keeping, periodic examinations, analyzing and evaluating the Collateral.

COMMITMENT shall mean each Lender's commitment in accordance with this Financing Agreement to make Revolving Loans (the "Revolving Credit Commitment") and the Term Loan funding (the "Term Loan Commitment"), in the amount of their respective pro rata share, as set forth in the Assignment and Acceptance Agreement executed by each such Lender.

CONSOLIDATED BALANCE SHEET shall mean a consolidated or compiled, as applicable, balance sheet for the Companies and their consolidated subsidiaries, eliminating all inter-company transactions and prepared in accordance with GAAP.

CONSOLIDATING BALANCE SHEET shall mean a Consolidated Balance Sheet plus individual balance sheets for the Companies and their consolidated subsidiaries, showing all eliminations of inter-company transactions and prepared in accordance with GAAP, and including a balance sheet for each Company exclusively.

COPYRIGHTS shall mean all present and hereafter acquired copyrights, registrations, recordings, applications, designs, styles, licenses, marks, prints and labels bearing any of the foregoing, goodwill, general intangible, intellectual property and copyright rights and all royalties, cash and non-cash proceeds thereof.

DEFAULT shall mean any event specified in Section 10 hereof, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, event or act, has been satisfied.

DEFAULT RATE OF INTEREST shall mean a rate of interest per annum on any Obligations hereunder, equal to the lesser of (a) the Maximum Legal Rate or (b) the sum of: (i) two percent (2%) and (ii) the applicable contract rate of interest based upon any applicable increment over the Chase Bank Rate plus the Chase Bank Rate, as determined under Section 8 hereof, which the Agent shall be entitled to charge the Companies on all Obligations due the Agent and the Lenders by the Companies, as further set forth in Paragraph 10.2 of Section 10 of this Financing Agreement.

DEPOSITORY ACCOUNTS shall mean the collection accounts, which are subject to the Agent's instructions, as specified in Paragraph 3.4 of Section 3 of this Financing Agreement.


                                       5

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DOCUMENTATION FEE shall mean (a) the amount of $20,000.00 (which amount is included in the Loan Facility Fee) and intended to compensate the Agent for the use of the Agent's in-house Legal Department and facilities in documenting, in whole or in part, the initial transaction solely on behalf of the Agent, exclusive of Out-of-Pocket Expenses, and (b) subsequent to the Closing Date the Agent's standard fees relating to any and all modifications, waivers, releases, amendments or additional collateral with respect to this Financing Agreement, the Collateral and/or the Obligations.

DOCUMENTS OF TITLE shall mean all present and future documents (as defined in the UCC), and any and all warehouse receipts, bills of lading, shipping documents, chattel paper, instruments and similar documents, all whether negotiable or not and all goods and Inventory relating thereto and all cash and non-cash proceeds of the foregoing.

EARLY TERMINATION DATE shall mean the date on which the Companies or any one of them terminates this Financing Agreement or the Revolving Line of Credit which date is prior to an Anniversary Date.

EARLY TERMINATION FEE shall: (a) mean the fee the Agent on behalf of the Lenders is entitled to charge the Companies in the event the Companies or any one of them terminates the Line of Credit or this Financing Agreement on a date prior to an Anniversary Date; and (b) be determined by calculating the average daily
(i) loan balance under the Revolving Loan plus (ii) balance of outstanding Letters of Credit for the period from the date of this Financing Agreement to the Early Termination Date, and multiplying that number by (x) two percent (2%) if the Early Termination Date occurs on or before one (1) year from the Closing Date, (y) one percent (1%) if the Early Termination Date occurs after one (1) year from the Closing Date but on or before two (2) years from the Closing Date; and (z) one half of one percent (0.5%) if the Early Termination Date occurs after two (2) years from the Closing Date but prior to an Anniversary Date, in each case per annum for the number of days from the Early Termination Date to the next succeeding Anniversary Date, PROVIDED THAT, if the Revolving Line of Credit is refinanced by Lone Star Technologies, Inc. other than through the incurrence of any debt or the issuance of any debt instrument except for any debt instrument or issuance with convertible equity features, and one year from the Closing Date has elapsed, then the Early Termination Fee would be reduced to 0.75% and 0.375%, in (y) and (z), respectively. Otherwise, the Early Termination Fee would remain as outlined above.

EBITDA shall mean, in any period, all consolidated earnings of the Companies and their consolidated Subsidiaries, before all (i) interest and tax expenses, accrued or paid, (ii) depreciation and (iii) amortization for said period, all determined in accordance with GAAP on a consistent basis with the latest audited financial statements of the Companies, but excluding the effect of extraordinary and/or non-reoccurring gains or losses for such period.

ELIGIBLE ACCOUNTS RECEIVABLE shall mean the gross amount of each of the Companies' Trade Accounts Receivable that are subject to a valid, exclusive, first priority and fully perfected security interest in favor of the Agent on behalf of the Lenders, subject to inchoate tax liens (as set forth in paragraph
7.6 hereof) and the Parent's liens (as set forth in the Intercreditor Agreement dated on or


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about the date hereof) which conform to the warranties contained herein and at all times continue to be acceptable to the Agent in the exercise of its reasonable business judgment, less, without duplication, the sum of: (a) any returns, discounts, claims, credits and allowances of any nature (whether issued, owing, granted, claimed or outstanding), and (b) reserves for any such Trade Accounts Receivable that arise from or are subject to or include:
(i) sales to the United States of America, any state or other governmental entity or to any agency, department or division thereof, except for any such sales as to which the Companies have complied with the Assignment of Claims Act of 1940 or any other applicable statute, rules or regulation, to the Agent's satisfaction in the exercise of its reasonable business judgment;
(ii) foreign sales other than sales (x) secured by letters of credit (in form and substance satisfactory to the Agent) issued or confirmed by, and payable at, banks having a place of business in the United States of America and payable in United States currency, or (y) to customers residing in Canada provided such sales otherwise comply with all of the other criteria for eligibility hereunder, are payable in United States currency and such accounts receivable do not exceed $5,000,000 .00 in the aggregate at any one time; (iii) accounts that remain unpaid more than sixty (60) days from the due date or ninety (90) days from invoice date; (iv) contra accounts; (v) sales to Parent, any subsidiary, or to any company affiliated with any of the Companies or Parent in any way; (vi) bill and hold (deferred shipment) or consignment sales, except that Rack Transfer Sales to those customers listed on Schedule 3 hereto (as such Schedule 3 may be supplemented from time to time hereafter by the Companies upon written notice to Agent) shall be eligible; (vii) sales to any customer which is (A) insolvent, (B) the debtor in any bankruptcy, insolvency, arrangement, reorganization, receivership or similar proceedings under any federal or state law, (C) negotiating, or has called a meeting of its creditors for purposes of negotiating, a compromise of its debts or (D) financially unacceptable to the Agent or has a credit rating unacceptable to the Agent; (viii) all sales to any customer if fifty percent (50%) or more of either (y) all outstanding invoices to such customer or (z) the aggregate dollar amount of all outstanding invoices to such customer, are unpaid more than ninety (90) days from invoice date; (ix) pre-billed receivables and receivables arising from progress billing; (x) an amount representing, historically, returns, discounts, claims, credits and allowances, credit balances, cross aged balances, and applicable terms; and
(xi) any other reasons deemed necessary by the Agent in its reasonable business judgment, including those which are customary either in the commercial finance industry or in the lending practices of the Agent or the Lenders.

ELIGIBLE INVENTORY shall mean the gross amount of each of the Companies' Inventory that is subject to a valid, exclusive first priority and fully perfected security interest in favor of the Agent on behalf of the Lenders, subject to inchoate tax liens (as set forth in paragraph 7.6 hereof) and the Parent's liens (as set forth in the Intercreditor Agreement dated on or about the date hereof), and which conforms to the warranties contained herein and which at all times continue to be acceptable to the Agent in the exercise of its reasonable business judgment, excluding, without duplication, any (a) materials and supplies (other than raw materials), (b) goods not present in the United States of America, (c) goods returned or rejected by the Companies' customers (other than goods that are undamaged and resalable in the normal course of business and goods to be returned to the Companies' suppliers), (d) goods in transit to third parties (other than the Companies' agents or warehouses), or Inventory in possession of a warehouseman, bailee, third party processor or other third party, unless such warehouseman, bailee, processor or other third party has executed a notice of security interest agreement (in form and substance satisfactory to the Agent) and the Agent shall have a first priority perfected security interest in such Inventory, and (e) less any reserves required by the Agent in its reasonable discretion, including for, any Inventory purchased or sold to any affiliate of the Company, special order goods, mill rejects, discontinued, slow-moving and obsolete Inventory, market value declines, bill and hold (deferred shipment), consignment sales, shrinkage and any applicable customs, freight, duties or taxes.

EQUIPMENT shall mean all present and hereafter acquired equipment (as defined in the UCC) including, without limitation, all machinery, equipment, furnishings and fixtures, and all additions, substitutions and replacements thereof, wherever located, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto and all proceeds of whatever sort.

ERISA shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time and the rules and regulations promulgated thereunder from time to time.

EUROCURRENCY RESERVE REQUIREMENTS for any day, as applied to a LIBOR Loan, shall mean the aggregate (without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect with respect to the Agent and/or any present or future Lender on such day (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System or other governmental authority having jurisdiction with respect thereto, as now and from time to time in effect), dealing with reserve requirements prescribed for Eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of such Board) maintained by the Agent and/or any such Lenders (such rate to be adjusted to the nearest one sixteenth of one percent (1/16 of 1%) or, if there is not a nearest one sixteenth of one percent (1/16 of 1%), to the next higher one sixteenth of one percent (1/16 of 1%)).

EVENT(S) OF DEFAULT shall have the meaning provided for in Section 10 of this Financing Agreement.

FISCAL QUARTER shall mean, with respect to the Companies, each three (3) month period ending on March 31st, June 30th, September 30th and December 31st of each Fiscal Year.

FISCAL YEAR shall mean each twelve (12) month period commencing on January 1st of each year and ending on the following December 31st.

FIXED CHARGE COVERAGE RATIO shall mean, for the relevant period, the ratio determined by dividing EBITDA by the sum of (a) all interest expense, cash dividends and cash distributions for such period (b) the amount of principal repaid or scheduled to be repaid on the Term Loan and Subordinated Debt during such period, and (c) all federal, state and local income tax expenses for such period.


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GAAP shall mean generally accepted accounting principles in the United States of America as in effect from time to time and for the period as to which such accounting principles are to apply, provided that in the event the Companies modify their accounting principles and procedures as applied as of the Closing Date, the Companies shall provide such statements of reconciliation as shall be in form and substance acceptable to the Agent and the Required Lenders.

GENERAL INTANGIBLES shall have the meaning set forth in the UCC, and shall include, without limitation, all present and future right, title and interest in and to: (a) all Trademarks, tradenames, corporate names, business names, fictitious business names, logos and any other designs or sources of business identities, indicative of origin, (b) Patents, together with any improvements on said Patents, utility models, industrial models, and designs, (c) Copyrights,
(d) trade secrets, (e) licenses, (f) all applications with respect to the foregoing, (g) all right, title and interest in and to any and all extensions and renewals and (h) goodwill with respect to any of the foregoing, (i) any other forms of similar intellectual property, (j) all customer lists, distribution agreements, supply agreements, indemnification rights and tax refunds, together with all monies and claims for monies now or hereafter due and payable in connection with any of the foregoing or otherwise, and all cash and non-cash proceeds thereof, including, without limitation, the proceeds or royalties of any licensing agreements between the Companies and any licensee of any of the Companies' General Intangibles.

GUARANTORS shall mean (i) each of the Companies and (ii) their subsidiaries, including without limitation Texas & Northern Railway Company.

INDEBTEDNESS shall mean, without duplication, all liabilities, contingent or otherwise, which are any of the following: (a) obligations in respect of money (borrowed or otherwise) or for the deferred purchase price of property, services or assets, other than accounts payable included in current liabilities and incurred in the ordinary course of business, or (b) lease obligations which, in accordance with GAAP, have been, or which should be capitalized.

INTEREST PERIOD shall mean:

     (a) initially (but subsequent to seven days from the Closing Date), as the case may be a one month, two month, three month or six month period commencing on the borrowing or conversion date with respect to a LIBOR Loan and ending one, two, three or six months thereafter, as applicable; and

     (b) thereafter, at the option of the Companies, any one month, two month, three month or six month period commencing on the last day of the immediately preceding Interest Period applicable to such LIBOR Loan and ending one, two, three or six months thereafter, as applicable;

PROVIDED THAT, the foregoing provisions relating to Interest Periods are subject to the following:

     (i) if any Interest Period would otherwise end on a day which is not a Business Day or a Working Day, that Interest Period shall be extended to the next succeeding Business Day,


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


     unless the result of such extension would extend such payment into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

     (ii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month, at the end of such Interest Period) shall end on the last Business Day of a calendar month; and

     (iii) for purposes of determining the availability of Interest Periods, such Interest Periods shall be deemed available if (x) Chase Manhattan Bank quotes an applicable rate to the Agent or the Agent determines the LIBO Rate, as provided in the definition of LIBOR, (y) the LIBO Rate determined by Chase Manhattan Bank or the Agent on the basis of such quote will adequately and fairly reflect the cost of maintaining or funding its loans bearing interest at LIBOR, for such Interest Period, and (z) such Interest Period will end on or before the Anniversary Date or the last day of the then current term of this Financing Agreement. If a requested Interest Period shall be unavailable in accordance with the foregoing sentence, the Companies shall continue to pay interest on the Obligations at the applicable per annum rate based upon the Chase Bank Rate.

INVENTORY shall mean all of the Companies' present and hereafter acquired inventory (as defined in the UCC) and including, without limitation, all oilfield products, oil country tubular goods, specialty tubing, rolled steel tubular products, raw steel, steel tubing, pipe, casing, line pipe, raw materials, including steel slabs, coils and ingots, and all other merchandise, inventory and goods, and all additions, substitutions and replacements thereof, wherever located, together with all goods and materials used or usable in manufacturing, processing, packaging or shipping same; in all stages of production - from raw materials through work-in-process to finished goods - and all proceeds thereof of whatever sort.

ISSUING BANK shall mean the bank issuing Letters of Credit for the Companies.

LETTERS OF CREDIT shall mean all letters of credit issued with the assistance of the Agent in accordance with Section 5 hereof by the Issuing Bank for or on behalf of any of the Companies.

LETTER OF CREDIT GUARANTY shall mean the guaranty delivered by the Agent to the Issuing Bank of the respective Companies' reimbursement obligations under the Issuing Bank's reimbursement agreement, application for Letter of Credit or other like document.

LETTER OF CREDIT GUARANTY FEE shall mean the fee the Agent may charge the Companies under Paragraph 8.3 of Section 8 of this Financing Agreement for: a) issuing a Letter of Credit Guaranty and/or b) otherwise aiding the Companies in obtaining Letters of Credit, all pursuant to Section 5 hereof.

LETTER OF CREDIT SUB-LINE shall mean the aggregate amount of $20,000,000, consisting of a line


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for standby Letters of Credit and for documentary Letters of Credit.

LIBOR shall mean at any time of determination, and subject to availability, for each applicable Interest Period, a variable rate of interest (the "LIBOR Rate" or "LIBO Rate") equal to: (a) at the Agent's election (i) the London Interbank Offered Rate paid in London, with a maturity of comparable duration as the applicable Interest Period, on dollar deposits from other banks as published, under "Money Rates", in the New York City edition of the Wall Street Journal,
(ii) the applicable LIBOR quoted to the Agent by The Chase Manhattan Bank (or any successor thereof), or (iii) the rate of interest determined by the Agent at which deposits in U.S. Dollars are offered for the relevant Interest Period based on information presented on Telerate Systems at Page 3750 as of 11:00
A.M. (London time) on the day which is two (2) Business Days prior to the first day of such interest period; PROVIDED THAT if at least two such offered rates appear in the Wall Street Journal or on the Telerate System at Page 3750 in respect of such interest period, the arithmetic mean of all such rates (as determined by the Agent) will be the rate used; divided by (b) a number equal to
1.0 minus the aggregate (but without duplication) of the rates (expressed as decimal fraction) of Eurocurrency Reserve Requirements in effect on the day which is two (2) Business Days prior to the beginning of such Interest Period.

LIBOR LENDING OFFICE with respect to the Agent, shall mean the office of The Chase Manhattan Bank or any successor thereof maintained at 270 Park Avenue, New York, NY 10017.

LIBOR LOAN shall mean any loans made pursuant to this Financing Agreement at such time as they are made and/or are being maintained at a rate of interest based upon LIBOR, provided that (i) no Default or Event of Default has occurred hereunder, which has not been waived in writing by the Required Lenders, and
(ii) no LIBOR Loan shall be made with an Interest Period that ends after the Anniversary Date or any other applicable Early Termination Date.

LINE OF CREDIT shall mean the aggregate commitment of the Lenders to (a) make Revolving Loans pursuant to Section 3 of this Financing Agreement (b) assist the Companies in opening Letters of Credit pursuant to Section 5 of this Financing Agreement and (c) make the Term Loan pursuant to Section 4 of this Financing Agreement, in the aggregate amount equal to $100,000,000, provided that nothing herein shall be deemed to increase any Lender's commitment hereunder, and which commitment shall be set forth in the applicable Assignment and Transfer Agreements executed by such Lender.

LINE OF CREDIT FEE shall: (a) mean the fee due the Agent at the end of each month for the Line of Credit, and (b) be determined by multiplying the difference between (i) the Revolving Line of Credit and (ii) the sum of (x) the average daily balance of Revolving Loans of the Companies plus (y) the average daily balance of Letters of Credit outstanding for said month, by 0.375% per annum for the number of days in said month.

LOAN DOCUMENTS shall mean this Financing Agreement, the Promissory Notes, the other closing


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documents and any other ancillary loan and security agreements executed from time to time in connection with this Financing Agreement, all as may be renewed, amended, extended, increased or supplemented from time to time.

LOAN FACILITY FEE shall mean the fee payable to the Agent and the Lenders (as applicable) in accordance with, and pursuant to, the provisions of Paragraph 8.7 of Section 8 of this Financing Agreement.

MAXIMUM LEGAL RATE shall mean the maximum lawful interest rate which may be contracted for, charged, taken, received or reserved under this Financing Agreement by the Agent and/or the Lenders in accordance with applicable state or federal law (whichever provides for the highest permitted rate), taking into account all items contracted for, charged or received in connection with the Obligations evidenced hereby which are treated as interest under the applicable state or federal law, as such rate may change from time to time. To the extent that any of the optional interest rate ceilings provided in Chapter 303 of the Texas Finance Code (Vernon's Texas Code Annotated), as amended from time to time (as amended, the "Texas Finance Code"), apply and may be available for application to any loan(s) or extension(s) of credit evidenced by this Financing Agreement and/or the Promissory Notes for the purpose of determining the maximum allowable interest hereunder pursuant to the Texas Finance Code, the applicable "weekly ceiling" with respect to LIBOR Loans (as such term is defined in Chapter 303 of the Texas Finance Code) from time to time in effect.

OBLIGATIONS shall mean all loans, advances and extensions of credit made or to be made by the Agent and/or the Lenders to the Companies, or any one of them, or to others for any of the Companies' account (including, without limitation, all Revolving Loans, Letter of Credit Guaranties, and Term Loan) at the Companies' request or as otherwise permitted under this Financing Agreement; any and all indebtedness and obligations which may at any time be owing by the Companies, or any one of them, to the Agent and/or the Lenders under any Loan Document, whether now in existence or incurred by any of the Companies from time to time hereafter; whether secured by pledge, lien upon or security interest in any of the Companies' Collateral, assets or property or the assets or property of any other person, firm, entity or corporation; whether such indebtedness is absolute or contingent, joint or several, matured or unmatured, direct or indirect and whether the Companies, or any one of them, are liable to the Agent and/or the Lenders for such indebtedness as principal, surety, endorser, guarantor or otherwise. Obligations shall also include indebtedness or obligations incurred by, or imposed on, the Agent and/or the Lenders as a result of environmental claims arising out of any of the Companies' operation, premises or waste disposal practices or sites; any of the Companies' liability to the Agent and the Lenders as maker or endorser of any promissory note or other instrument for the payment of money; the Companies' liability to the Agent and/or the Lenders under any instrument of guaranty or indemnity, or arising under any guaranty, endorsement or undertaking which the Agent and/or the Lenders may make or issue to others for the Companies' account, including any accommodation extended with respect to applications for Letters of Credit, the Agent's acceptance of drafts or the Agent's endorsement of notes or other instruments for the Companies' account and benefit.

OPERATING LEASES shall mean all leases of property (whether real, personal or mixed) other than Capital Leases.

OTHER COLLATERAL shall mean all now owned and hereafter acquired lockbox, blocked account and any other deposit accounts maintained with any bank or financial institutions into which the proceeds of Collateral are or may be deposited; all cash and other monies and property in the possession or control of the Agent and/or the Lenders; all books, records, ledger cards, disks and related data processing software at any time evidencing or containing information relating to any of the Collateral described herein or otherwise necessary or helpful in the collection thereof or realization thereon; all investment property, and all cash and non-cash proceeds of the foregoing.

OUT-OF-POCKET EXPENSES shall mean all of the Agent's (and the Lenders upon the occurrence of an Event of Default which is not waived by the Required Lenders), reasonable present and future expenses incurred relative to this Financing Agreement or any other Loan Documents, whether incurred heretofore or hereafter, which expenses shall include, without being limited to: the cost of record searches, all costs and expenses incurred by the Agent in opening bank accounts, depositing checks, receiving and transferring funds, and wire transfer charges, any charges imposed on the Agent due to returned items and "insufficient funds" of deposited checks and the Agent's standard fee relating thereto, any amounts paid by the Agent, incurred by or charged to the Agent and/or the Lenders by the Issuing Bank under the Letter of Credit Guaranty or any of the Companies' reimbursement agreement, application for Letter of Credit or other like document which pertain either directly or indirectly to such Letters of Credit, and the Agent's standard fees relating to the Letters of Credit and any drafts thereunder, travel, lodging and similar expenses of the Agent's personnel in inspecting and monitoring the Collateral from time to time hereunder, any applicable counsel fees and disbursements, fees and taxes relative to the filing of financing statements, and all expenses, costs and fees set forth in Paragraph
10.3 of Section 10 of this Financing Agreement.

PARENT shall mean Lone Star Technologies, Inc.

PATENTS shall mean all of the Companies' present and hereafter acquired patents, patent applications, registrations, any reissues or renewals thereof, licenses, any inventions and improvements claimed thereunder, and all general intangible, intellectual property and patent rights with respect thereto of the Companies and all income, royalties, cash and non-cash proceeds thereof.

PERMITTED ENCUMBRANCES shall mean: (a) liens existing on the date hereof on specific items of Equipment and listed on Schedule 1 hereto and other liens expressly permitted, or consented to in writing by the Agent and/or the Required Lenders; (b) Purchase Money Liens; (c) liens of local or state authorities for franchise or other like taxes, provided that the aggregate amounts of such liens shall not exceed $250,000.00 in the aggregate at any one time; (d) statutory liens of landlords and liens of carriers, warehousemen, mechanics, materialmen and other like liens imposed by law or otherwise, created in the ordinary course of business and for amounts not yet due (or which are being contested in good faith, by appropriate proceedings or other appropriate actions which are sufficient to prevent imminent foreclosure of such liens) and with respect to which adequate reserves or other appropriate provisions are being maintained by each of the Companies, as applicable, in accordance with GAAP; (e) deposits made (and the liens thereon) in the ordinary course of business of any of the Companies (including, without limitation, security deposits for leases, indemnity bonds, surety bonds and performance and appeal bonds and letters of credit serving such purposes) in connection with workers' compensation, unemployment insurance and other types of social security benefits or to secure the performance of tenders, bids, contracts (other than for the repayment or guarantee of borrowed money or purchase money obligations), statutory obligations and other similar obligations; (f) easements (including, without limitation, reciprocal easement agreements and utility agreements), encroachments, minor defects or irregularities in title, variation and other restrictions, charges or encumbrances (whether or not recorded) affecting the Real Estate, if applicable, and which in the aggregate (A) do not materially interfere with the occupation, use or enjoyment by the Companies in their business of the property so encumbered and (B) in the reasonable business jugment of the Agent do not materially and adversely affect the value of such Real Estate; and (g) liens granted the Agent by the Companies or any one of them; (h) liens of judgment creditors provided such liens do not exceed, in the aggregate, at any time, $250,000.00 (other than liens bonded or insured to the reasonable satisfaction of the Agent); (i) liens for taxes not yet due and payable; (j) liens for taxes which are being diligently contested in good faith by the Companies by appropriate proceedings and which liens are not (y) senior to the liens of the Agent or (z) for taxes due the United
States of America or any state thereof having similar priority statutes, as further set forth in paragraph 7.6 hereof; (k) the second priority liens granted to Parent, which are subject to Intercreditor and Subordination Agreements, which are in form and substance satisfactory to the Agent; and
(l) without duplication of any of the foregoing, statutory, common law and contractual warranty claims in favor of purchasers of the Companies'
Inventory.

PERMITTED INDEBTEDNESS shall mean: (a) current Indebtedness maturing in less than one year and incurred in the ordinary course of business for raw materials, supplies, equipment, services, taxes or labor; (b) the indebtedness secured by Purchase Money Liens; (c) Subordinated Debt; (d) indebtedness arising under the Letters of Credit and this Financing Agreement; (e) deferred taxes and other expenses incurred in the ordinary course of business; and (f) other indebtedness existing on the date of execution of this Financing Agreement and listed in the most recent financial statement delivered to the Agent and/or the Lenders or otherwise disclosed to the Agent and/or the Lenders in writing prior to the Closing Date.

Pledged Stock shall mean the stock of LSSC's consolidated subsidiaries pledged as collateral security for the Obligations hereunder.

PREPAYMENT PREMIUM shall: (a) mean the amount due the Agent on behalf of the Lenders by the Companies upon any voluntary prepayment, in whole or in part, of the Term Loan, and (b) be computed by multiplying the amount so prepaid by :

     (i) two percent (2%) if such prepayment occurs on or before the expiration of one (1) year after the Closing Date;

     (ii) one percent (1%) if such prepayment occurs after one (1) from the Closing Date but on or before the expiration of two (2) years from the Closing Date; and

     (iii) one half of one percent (0.5%) if such prepayment occurs thereafter,


PROVIDED THAT, if the Term Loan is refinanced by Lone Star Technologies, Inc. other than through the incurrence of any debt or the issuance of any debt instrument except for any debt instrument or issuance with convertible equity features, and one year from the Closing Date has elapsed, then the Prepayment Premium would be reduced to 0.75% and 0.375%, in (ii) and (iii), respectively. Otherwise, the Prepayment Premium would remain as outlined above.

PROMISSORY NOTES shall mean the notes, in the form of Exhibit A and B attached hereto, delivered by the Companies to the Agent on behalf of the Lenders to evidence the Term Loan pursuant to the provisions of Section 4 of this Financing Agreement, and the Revolving Loans pursuant to, and repayable in accordance with, Section 3.

PURCHASE MONEY LIENS shall mean liens on any item of equipment acquired after the date of this Financing Agreement provided that (a) each such lien shall attach only to the property to be acquired, and additions and accessions thereto, (b) a description of the property so acquired is furnished to the Agent, and (c) the debt incurred in connection with such acquisitions shall not exceed in the aggregate $5,000,000.00 in any Fiscal Year.

REAL ESTATE shall mean the Companies' fee and/or leasehold interests in the real property.

RACK TRANSFER SALES shall mean those certain sales of Inventory by the Companies to their customers which are evidenced by invoices on regular terms and although title thereto has transferred to such customers, the Companies are requested by such customers to store such inventory at the bonded warehouse of T & N Warehouse or at another bonded location other than customers' premises.

REQUIRED LENDERS shall mean the Lenders holding aggregate commitments under this Financing Agreement in an amount of 66 2/3% or more.

REVOLVING LINE OF CREDIT shall mean the aggregate commitment of the Lenders to make loans and advances pursuant to Section 3 of this Financing Agreement and issue Letters of Credit Guaranties pursuant to Section 5 hereof to the Companies, in the aggregate amount of $90,000,000.

REVOLVING LOANS shall mean the loans and advances made, from time to time, to or for the account of the Companies, or any of them, by the Agent on behalf of the Lenders pursuant to Section 3 of this Financing Agreement.

REVOLVING LOAN ACCOUNT shall have the meaning specified in Paragraph 3.6 of
Section 3 of this Financing Agreement.

SETTLEMENT DATE shall mean the date, weekly, and more frequently, at the discretion of the Agent, upon the occurrence of an Event of Default or a continuing decline or increase of the Revolving Loans that the Agent and the Lenders shall settle amongst themselves so that x) the Agent shall not have, as The Agent, any money at risk and y) on such Settlement Date the Lenders shall have a pro rata amount of all outstanding Revolving Loans and Letters of Credit, provided that each Settlement Date for a Lender shall be a Business Day on which such Lender and its bank are open for business.

SUBORDINATED DEBT shall mean the debt due the Subordinating Creditor (and the note(s) evidencing such) which has been subordinated, by a Subordination Agreement, to the prior payment and satisfaction of the Obligations of each of the Companies to the Agent and the Lenders (in form and substance satisfactory to the Agent and the Required Lenders).

SUBORDINATING CREDITOR shall mean Parent and any other party hereafter executing a Subordination Agreement.

SUBORDINATION AGREEMENT shall mean the agreement among the Companies, the Subordinating Creditor and the Agent and the Required Lenders, pursuant to which Subordinated Debt is subordinated to the prior payment and satisfaction of all of the Companies' Obligations to the Agent and the Lenders (in form and substance satisfactory to the Agent).

TANGIBLE NET WORTH shall mean, at any date of determination, an amount equal to
(a) Total Assets minus (b) Total Liabilities, and shall be determined in accordance with GAAP, on a consistent basis with the latest audited financial statements of the Companies.

TERM LOAN shall mean the term loan in the principal amounts of $10,000,000.00 made by the Agent on behalf of the Lenders pursuant to, and repayable in accordance with, the provisions of Section 4 of this Financing Agreement.

TERM LOAN PROMISSORY NOTE B shall mean the promissory note in the form of Exhibit B hereto executed by the Companies to evidence the Term Loan made by the Agent on behalf of the Lenders under Section 4 hereof.

TOTAL ASSETS shall mean total assets determined in accordance with GAAP, on a basis consistent with the latest audited financial statements of the Companies.

TOTAL LIABILITIES shall mean total liabilities determined in accordance with GAAP, on a basis consistent with the latest audited financial statements of the Companies.

TRADE ACCOUNTS RECEIVABLE shall mean that portion of each of the Companies' Accounts which arises from the sale of Inventory or the rendition of services in the ordinary course of the Companies' business.

TRADEMARKS shall mean all present and hereafter acquired trademarks, trademark registrations, recordings, applications, tradenames, trade styles, service marks, prints and labels (on which any of the foregoing may appear), licenses, reissues, renewals, general intangibles, and intellectual property and trademark rights pertaining to any of the foregoing, together with the goodwill associated therewith, and all cash, income, royalties, and non-cash proceeds thereof.

UCC shall mean the Uniform Commercial Code as in effect from time to time in the state of New York.

WORKING DAY shall mean any Business Day on which dealings in foreign currencies and exchange between banks may be carried on in the place where the Agent's Eurodollar Lending Office is located in New York, New York.

SECTION 2.  CONDITIONS PRECEDENT

The obligation of the Agent and the Lenders to make the initial loans hereunder is subject to the satisfaction of, or waiver of, immediately prior to or concurrently with the making of such loans, the following conditions precedent:

     (a) LIEN SEARCHES - The Agent shall have received tax, judgment and Uniform Commercial Code searches satisfactory to the Agent for all locations presently occupied or used by the Companies.

     (b) CASUALTY INSURANCE - Each of the Companies shall have delivered to the Agent evidence satisfactory to the Agent that casualty insurance policies listing the Agent on behalf of the Lenders as loss payee or mortgagee, as the case may be, are in full force and effect, all as set forth in Paragraph 7.5 of
Section 7 of  this Financing Agreement.

     (c) UCC FILINGS - Any documents (including without limitation, financing statements) required to be filed in order to create, in favor of the Agent on behalf of the Lenders, a first and exclusive (other than the Parent's second lien thereon) perfected security interest in the Collateral with respect to which a security interest may be perfected by a filing under the UCC shall have been properly filed in each office in each jurisdiction required in order to create in favor of the Agent a perfected lien on the Collateral. The Agent shall have received acknowledgment copies of all such filings (or, in lieu thereof, the Agent shall have received other evidence satisfactory to the Agent that all such filings have been made); and the Agent shall have received evidence that all necessary filing fees and all taxes or other expenses related to such filings have been paid in full.

     (d) BOARD RESOLUTION - The Agent shall have received a copy of the resolutions of the Board of Directors of each of the Companies and the Guarantors (as the case may be) authorizing the execution, delivery and performance of (i) this Financing Agreement, (ii) the Guaranties, and (iii) any related agreements, in each case certified by the Secretary or Assistant Secretary of each of the Companies and the Guarantors (as the case may be) as of the date hereof, together with a certificate of the Secretary or Assistant Secretary of each of the Companies and the Guarantors (as the case may be) as to the incumbency and signature of the officers of the Companies and/or the Guarantors executing such Loan Documents and any certificate or other documents to be delivered by them pursuant hereto, together with evidence of the incumbency of such Secretary or Assistant Secretary.

     (e) CORPORATE ORGANIZATION - The Agent shall have received (i) a copy of the Certificate of Incorporation of each of the Companies and the Guarantors certified by the Secretary of State of its incorporation, and (ii) a copy of the By-Laws of each of the Companies and the Guarantors certified by the Secretary or Assistant Secretary thereof, all as amended through the date hereof.

     (f) OFFICER'S CERTIFICATE - The Agent shall have received an executed Officer's Certificate of each of the Companies, satisfactory in form and substance to the Agent, certifying that (i) the representations and warranties contained herein are true and correct in all material respects on and as of the date hereof; (ii) each of the Companies is in compliance with all of the terms and provisions set forth herein; and (iii) no Default or Event of Default has occurred

     (g) OPINIONS - Counsel for the Companies and the Guarantors shall have delivered to the Agent on behalf of the Lenders opinions satisfactory to the Agent opining, inter alia, that, subject to the (i) filing, priority and remedies provisions of the Uniform Commercial Code, (ii) the provisions of the Bankruptcy Code, insolvency statutes or other like laws, (iii) the equity powers of a court of law and (iv) such other matters as may be agreed upon with the
Agent: this Financing Agreement, the Guaranty and all other Loan Documents of the Companies and the Guarantors are (A) valid, binding and enforceable according to their terms, (B) are duly authorized, executed and delivered, and
(C) do not violate any terms, provisions, representations or covenants in the charter or by-laws of any of the Companies or the Guarantors or, to the best knowledge of such counsel, of any loan agreement, mortgage, deed of trust, note, security or pledge agreement or indenture to which the Companies, or any one of them, or the Guarantors are a signatories or by which the Companies, or any one of them, or the Guarantors or their assets are bound. In addition, counsel to the Subordinating Creditor (Parent) shall have delivered an opinion satisfactory to the Agent that the Subordination Agreement has been duly authorized, executed and delivered and constitutes a valid and binding agreement enforceable against such Subordinating Creditor in accordance with the terms thereof.

     (h) ABSENCE OF DEFAULT - No Default, Event of Default shall have occurred and no material adverse change shall have occurred in the financial condition, business, prospects, profits, operations or assets of the Parent, or the Companies taken as a whole.

      (i) LEGAL RESTRAINTS/LITIGATION - As of the Closing Date, there shall be no x) litigation, investigation or proceeding (judicial or administrative) pending or threatened against any of the Companies or the Guarantors or their assets, by any agency, division or department of any county, city, state or federal government arising out of this Financing Agreement, y) injunction, writ or restraining order restraining or prohibiting the financing arrangements contemplated under this Financing Agreement or z) to the best knowledge of the Companies, suit, action, investigation or proceeding (judicial or administrative) pending or threatened against the Parent, any of the Companies or the Guarantors or their assets, which, in the opinion of the Agent, if adversely determined could reasonably be expected to have a material adverse effect on the business, operation, assets, financial condition or Collateral of the Parent, or the Companies taken as a whole.

     (j) GUARANTIES - The Guarantors shall have executed and delivered to the Agent guaranties, in form acceptable to the Agent, guaranteeing all present and future obligations of the

Companies to the Agent and the Lenders. In addition, Texas & Northern Railway Company shall execute a Security Agreement in its assets and UCC-1's with respect thereto.

     (k) SUBORDINATION AGREEMENT - The Subordinating Creditor shall have executed and delivered to the Agent on behalf of the Lenders a Subordination Agreement and Intercreditor Agreement, in form and substance satisfactory to the Agent, subordinating the liens and debt due the Subordinating Creditor by the Companies to the prior payment and satisfaction of the Obligations of each of the Companies to the Agent and the Lenders. Additionally, interest on the Subordinated Debt will be able to be paid current (absent the occurrence of a Default or an Event of Default) and will be calculated at one quarter of one percent (0.25%) below the Revolving Loan rate paid by the Borrowers to the Lenders. Principal on the Subordinated Debt may be repaid provided the following conditions have been satisfied:

     a) Two years after the closing date of this Financing Agreement have elapsed;

     b) At the time of each repayment, and based upon a trailing twelve months of financial information, the Companies must have achieved a Fixed Charge Coverage Ratio (on a consolidated basis and for calculation thereof, including capital expenditures in the denominator) of at least 1.25x 1.0;

     c) After any repayment of the Senior Subordinated Debt, there will be at least $20,000,000 of Availability within the Revolving Line of Credit; and

     d) At the time of each repayment, the outstanding amount of the Term Loan cannot exceed $5,000,000.

     (l) CASH BUDGET PROJECTIONS - The Agent shall have received, reviewed and be satisfied with (i) 1997 and 1998 consolidated income statements and (ii) a 12 month financial plan and cash budget projection prepared by the Companies in the form provided by the Agent.

     (m) PLEDGE AGREEMENT - The Companies shall (i) execute and deliver to the Agent on behalf of the Lenders a pledge and security agreement pledging to the Agent on behalf of the Lenders as additional collateral for the Obligations of the Companies not less than 100% of the issued and outstanding stock of each of the Companies (excluding LSSC) and the stock of all subsidiaries of the Companies and, (ii) deliver to the Agent on behalf of the Lenders the stock certificates evidencing such stock together with duly executed stock powers (undated and in-blank) with respect thereto.

     (n) ADDITIONAL DOCUMENTS - Each of the Companies shall have executed and delivered to the Agent all Loan Documents necessary to consummate the lending arrangement contemplated between the Companies, the Agent and the Lenders.

     (o) DISBURSEMENT AUTHORIZATION - The Companies shall have delivered to the Agent all information necessary for the Agent and the Lenders to issue wire transfer instructions on behalf of the Companies for the initial and subsequent loans and/or advances to be made under this Financing Agreement including, but not limited to, disbursement authorizations in form acceptable to the Agent.

     (p) EXAMINATION & VERIFICATION - The Agent and the Lenders shall have completed to the satisfaction of the Agent and the Lenders an examination and verification of the Accounts, Inventory, books and records of the Companies and the Guarantors, and which examination shall indicate that, after giving effect to all Revolving Loans advances and extensions of credit to be made at closing, the Companies shall have an opening additional Availability of at least $20,000,000, as evidenced by a borrowing base certificate delivered by the Companies to the Agent as of the Closing Date, all as more fully required by the Agent's Commitment Letter.
It is understood that such requirement contemplates that all debts and obligations are current, and that all payables are being handled in the normal course of each of the Companies' business and consistent with its past practice.

     (q) DEPOSITORY ACCOUNTS - Each of the Companies shall have established a system of lockbox and bank accounts with respect to the collection of Accounts and the deposit of proceeds of Inventory as shall be acceptable to the Agent in all respects. Such accounts shall be subject to three party agreements (between the Companies, the Agent and the depository bank), which shall be in form and substance satisfactory to the Agent.

     (r) EXISTING REVOLVING CREDIT AGREEMENT - The Companies' existing credit agreement with PNC Bank, NA, as Agent (the "Existing Lender") shall be
(x) terminated, (y) all loans and obligations of each of the Companies and/or the Guarantors thereunder shall be paid or satisfied in full, including thorough utilization of the proceeds of the initial Revolving Loans and Term Loan to be made under this Financing Agreement and (z) all liens upon or security interests in favor of the Existing Lender on the Collateral and otherwise in connection therewith shall be terminated and/or released upon such payment.

     (s) SUBORDINATED DEBT INVESTMENT - Parent and/or the Companies shall provide the Agent with documentation evidencing receipt of Subordinated Debt by the Companies in the amount of $25,000,000.00 from Parent. More specifically, concurrent with or prior to the closing of the Line of Credit, the Parent, Lone Star Technologies, Inc., will provide $25,000,000 of Subordinated Debt to the Companies which will be secured by a second lien upon the Companies' assets, but only those assets which have been provided to Agent and the Lenders through a first and exclusive lien as discussed in the Collateral section of this Financing Agreement. The Subordinated Debt will be evidenced by an Intercreditor Agreement and Subordination Agreement between Lone Star Technologies, Inc. and the Agent, in favor of the Lenders in form and substance satisfactory to the Agent.

     (t) APPRAISALS - The Agent shall have received appraisals on each of the Companies' Inventory and Equipment, which appraisals shall be by an appraiser reasonably acceptable to the Agent, and shall indicate an orderly liquidation value of not less than $30,000,000.00 with respect to Equipment.

     (u) THE AGENT COMMITMENT LETTER - The Companies shall have fully complied, to the satisfaction of the Agent, with all of the terms and conditions of the Agent Commitment Letter (including the addendum thereto). With respect to fees, this condition shall continue subsequent to the Closing Date.


Upon the execution of this Financing Agreement, certain of the above Conditions Precedent shall not have been deemed satisfied, including without limitation, conditions (a), (b), (c), (g), (h), (j), (m), (n) and (r), provided that, notwithstanding the foregoing, except as the Agent and the Companies may otherwise agree in writing, on or before seven (7) business days from the Closing

Date, the Companies must fulfill and comply with all of the Conditions Precedent, all to the Agent's satisfaction. All applicable fees hereunder shall be due and payable upon execution and delivery of this Financing Agreement and shall be deemed fully earned upon the execution of this Financing Agreement whether or not all Conditions Precedent are satisfied.

     2.2  CONDITIONS TO EACH REQUEST FOR EXTENSION OF CREDIT

     Except to the extent expressly set forth in this Financing Agreement, the Companies on any date (including without limitation, the initial extension of credit) on which they request any loan or extension of credit hereunder make the following representations and warranties:

     a) REPRESENTATIONS AND WARRANTIES - Each of the representations and warranties made by each of the Companies in or pursuant to this Financing Agreement shall be true and correct in all material respects on and as of such date as if made on and as of such date.

     b) NO DEFAULT - No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the extension of credit requested to be made on such date.

     c) BORROWING BASE - Except as may be otherwise agreed to from time to time by the Agent and/or the Required Lenders and the Companies or any one of them in writing, after giving effect to the extension of credit requested to be made by the Companies on such date, the aggregate outstanding balance of the Revolving Loans and outstanding Letters of Credit owing by the Companies will not exceed the lesser of (i) the Revolving Line of Credit or (ii) Availability of the Companies.

     d) ADDITIONAL MATTERS - All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by this Financing Agreement and the other Loan Documents shall be reasonably satisfactory in form and substance to the Agent and/or the Required Lenders and (to the extent that such proceedings documents, instruments and other matters relate to the Collateral or the Agent) the Agent shall have received such other documents and legal opinions in respect of any aspect or consequence of the transactions contemplated hereby or thereby, as the Agent shall reasonably request.

Each borrowing by the Companies hereunder shall constitute a representation and warranty by each of the Companies as of the date of such loan or advance that each of the representations, warranties and covenants contained in the Financing Agreement have been satisfied and are true and correct, except as the Companies and the Agent and/or the Required Lenders shall otherwise agree herein or in a separate writing.

SECTION 3.  REVOLVING LOANS

     3.1 (a) The Lenders agree, subject to the terms and conditions of this Financing Agreement from time to time, and within the Availability but subject to the Agent's and the Lenders' rights to make "Overadvances", as further set forth in this Financing Agreement, to make loans and advances to the Companies on a revolving basis (i.e. subject to the limitations set forth herein, the Companies may borrow, repay and re-borrow Revolving Loans). Such loans and advances shall be in amounts not to exceed the lesser of (i) the Borrowing Base or (ii) the Revolving Line of Credit. All requests for loans and advances must be received by an officer of the Agent no later than 1:00 p.m., New York time, of the day on which such loans and advances are required. Should the Agent for any reason honor requests for advances in excess of the limitations set forth herein, such advances shall be considered "Overadvances" and shall be made in the Agent's sole discretion, subject to any additional terms the Agent deems necessary.

     (b) (i) Whenever the Companies desire the Agent, on behalf of the Lenders, to make a Revolving Loan pursuant to this Section 3, it shall give the Agent notice in writing or irrevocable telephonic notice confirmed promptly in writing, specifying (A) the amount to be borrowed, and (B) the requested borrowing date (which shall be a business day and shall be prior to: the Anniversary Date, and if applicable, any Early Termination Date, or prior to any effective termination date of this Financing Agreement, all as further set forth herein), and (C) specify whether the requested Revolving Loan shall bear interest at the Chase Bank Rate or at the LIBO Rate, as further set forth herein. All requests for loans and advances must be received by an officer of the Agent no later than 1:00 P.M. New York time on any borrowing date. The procedure for Revolving Loans to be made on a requested borrowing date may be such other procedure as is mutually satisfactory to the Companies, the Agent and the Lenders. The Agent shall make loans and advances to the Depository Account (as hereinafter defined) of the Companies.

     (ii) Subject to paragraph 14.10 hereof, should the Agent, on behalf of the Lenders, for any reason honor requests for advances in excess of the limitations set forth herein, such advances shall be considered "Overadvances" and shall be made in the Agent's sole discretion, subject to any additional terms the Agent or the Required Lenders deem necessary. Requests for loans and advances shall be made solely by the Companies and shall be directed solely to the Agent.

     (c) The Agent shall on any Settlement Date, and upon notice given by the Agent no later than 2:00 P.M. New York time, request each Lender to make, and each Lender hereby agrees to make, a Revolving Loan in an amount equal to such Lender's Revolving Credit Commitment percentage (calculated with respect to the aggregate Revolving Credit Commitments then outstanding) of the aggregate amount of the Revolving Loans made by the Agent from the preceding Settlement Date to the date of such notice. Each Lender's obligation to make the Revolving Loans referred to in subsection (a) and to make the settlements pursuant to this subsection (c) shall be absolute and unconditional and shall not be affected by any circumstance, including without limitation (i) any set-off, counterclaim, recoupment, defense or other right which any such Lender or the Companies may have against the Agent, the Companies, any other Lender or any other person for any reason whatsoever; (ii) the occurrence or continuance of a Default or an Event of Default; (iii) any adverse change in the condition (financial or otherwise) of the Companies; (iv) any breach of this Financing Agreement or any other loan document by the Companies or any other Lender; or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing. Without limiting the liability and obligation of each Lender to make such advances, the Companies authorizes the Agent to charge the Companies' account with the Agent to the extent amounts received from the Lenders are not sufficient to repay in full the amount of any such deficiency.

     (d) The Companies' Revolving Loan Obligations hereunder shall be evidenced by the Promissory Note in the form of Exhibit A attached hereto.

     3.2 In furtherance of the continuing assignment and security interest in the Companies' Accounts and Inventory, each of the Companies will, upon the creation of Accounts and purchase or acquisition of Inventory, execute and deliver to the Agent in such form and manner as the Agent may reasonably require, solely for the Agent's convenience in maintaining records of Collateral, such confirmatory schedules of Accounts and Inventory as the Agent may reasonably request, and such other appropriate reports designating, identifying and describing the Accounts and Inventory as the Agent may reasonably require, provided that prior to the occurrence of a Default and/or Event of Default hereunder the Company shall not be required to report as to (i) Accounts more frequently than weekly and (ii) Inventory more frequently than monthly. Subsequent to the occurrence of a Default and/or an Event of Default the Agent shall be entitled to request and receive more frequent reporting as to Accounts and/or Inventory. In addition, upon the Agent's prior reasonable request, each of the Companies shall provide the Agent with copies of agreements with, or purchase orders from, the Companies' customers, and copies of invoices to customers, proof of shipment or delivery and such other documentation and information relating to said Accounts and other collateral as the Agent may reasonably require. Failure to provide the Agent with any of the foregoing shall in no way affect, diminish, modify or otherwise limit the security interests granted herein. Each of the Companies hereby authorizes the Agent to regard the Companies' printed name or rubber stamp signature on assignment schedules or invoices as the equivalent of a manual signature by one of the Companies' authorized officers or agents.

     3.3 Each of the Companies hereby represents and warrants that: each Trade Account Receivable is based on an actual and bona fide sale and delivery of goods or rendition of services to their respective customers, made by the Companies in the ordinary course of their business; the goods and Inventory being sold and the Trade Accounts Receivable created are the exclusive property of the Companies and are not and shall not be subject to any lien, consignment arrangement, encumbrance, security interest or financing statement whatsoever, other than the Permitted Encumbrances; the invoices evidencing such Trade Accounts Receivable are in the name of the respective Companies; and the customers of such Companies have accepted the goods or services, owe and are obligated to pay the full amounts stated in the invoices according to their terms, without dispute, offset, defense, counterclaim or contra, except for disputes and other matters arising in the ordinary course of business with respect to which the Companies have complied with the notification requirements of Paragraph 3.5 of Section 3 of this Financing Agreement. Subject to paragraph
7.6 of Section 7 hereof, each of the Companies confirms to the Agent that any and all taxes or fees relating to its business, its sales, the Accounts or goods relating thereto, are its sole responsibility and that same will be paid by such Company when due and that none of said taxes or fees represent a lien on or claim against the Accounts. Each of the Companies hereby further represents and warrants that each such Company owns its Inventory free and clear of any security interest, encumbrances, liens or financing statements whatsoever other than Permitted Encumbrances, and if it acquires any Inventory on a consignment basis it shall so notify the Agent in writing on its monthly Inventory statement and as further required by the Agent from time to time with respect thereto, nor co-mingle its Inventory with any of its customers or any other person, including pursuant to any bill and hold sale (including any Rack Transfer Sale), consignment Inventory, or otherwise, and that its Inventory is marketable to its customers in the ordinary course of its business, except as it may otherwise report in writing to the Agent pursuant to paragraph 3.5 hereof from time to time. Each of the Companies also warrants and represents that it is a duly and validly existing corporation and is qualified in all states where the failure to so qualify would have a material adverse effect on the business of such Company or the ability of such Company to enforce collection of any material portion of the Accounts, provided that the Agent may exclude from Eligible Accounts
Receivable any Accounts due from customers residing in any state where such Company's failure to so qualify would adversely affect the Company's ability to enforce collection of such Account. Each of the Companies agrees to maintain such books and records regarding Accounts and Inventory as the Agent may reasonably require and agrees that the books and records of the Companies will reflect the Agent's interest in the Accounts and Inventory. All of the books and records of the Companies will be available to the Agent at normal business hours, including any records handled or maintained for any of the Companies by any other Company or entity, upon reasonable prior notice or at any time upon the occurrence of a Default or Event of Default.

     3.4 Until the Agent has advised the Companies to the contrary after the occurrence of an Event of Default, each of the Companies may and will enforce, collect and receive all amounts owing on the Accounts for the Agent's and Lenders' benefit and on the Agent's behalf, but at the Companies' joint and several expense; such privilege shall terminate automatically upon the institution by or against any of the Companies of any proceeding under any bankruptcy or insolvency law (unless such proceeding is involuntary and stayed by the applicable Company within thirty (30) days and the Agent consents thereto) or, at the election of the Agent, upon the occurrence of any other Event of Default and until such Event of Default is waived in writing by the Required Lenders or cured to the Required Lenders' satisfaction. Any checks, cash, credit card sales and receipts, notes or other instruments or property received by the Companies with respect to any Accounts shall be held by each of the Companies in trust for the Agent, on behalf of the Lenders, separate from the Companies' own property and funds, and immediately turned over to the Agent with proper assignments or endorsements by deposit to the special depository accounts in the Agent's name (whether lockbox accounts or otherwise) designated by the Agent for such purposes (the "Depository Accounts"). Each of the Companies shall: (i) direct all of its account debtors to deposit any and all proceeds of Collateral into the Depository Accounts; (ii) irrevocably authorize and direct any banks which maintain the Companies' initial receipt of cash, checks and other items to promptly wire transfer all available funds to a Depository Account; (iii) advise all such banks of the Agent's security interest in such funds; and (iv) indicate on all of its invoices that funds should be delivered to and deposited in a Depository Account. The Companies shall provide the Agent with prior written notice of any and all deposit accounts opened or to be opened subsequent to the Closing Date. All amounts received by the Agent in payment of Accounts will be credited to the Companies' Revolving Loan Account (as further set forth in paragraph 3.6 below) upon the Agent's receipt of "collected funds" at the Agent's bank account in New York, New York on the Business Day of receipt if received no later than 1:00 p.m. New York time or on the next succeeding Business

Day if received after 1:00 PM New York time. No checks, drafts or other instrument received by the Agent shall constitute final payment to the Agent and/or the Lenders unless and until such instruments have actually been collected. If the Companies' Revolving Loan Account reflects a zero Loan balance for fifteen consecutive business days and there is then no Default or Event of Default and the outstanding Letters of Credit do not exceed Availability, then the Agent shall upon the written request of the Companies instruct the banks in which Depository Accounts are maintained to remit to the Companies operating account or to such other account, as the Companies may designate in the United States of America (other than any payroll account), any balances in such Depository Accounts; PROVIDED, HOWEVER, that upon the occurrence of a Default or Event of Default or in the event that at any time thereafter there is a Revolving Loan balance or the outstanding Letters of Credit exceed Availability, the Agent shall have the right to immediately instruct such banks to begin to remit any balances in such Depository Accounts directly to the Agent.

     3.5 The Companies agree to notify the Agent promptly of any matters materially affecting the value, enforceability or collectibility of any material Account and of all material customer disputes, offsets, defenses, counterclaims, returns, rejections and all reclaimed or repossessed merchandise or goods of a material nature, and of any material adverse effect in the value of its Inventory. In addition, all such matters shall be reported in the weekly and monthly collateral reports (as applicable) provided to the Agent hereunder, in such detail and format as the Agent may reasonably require from time to time. The Companies agree to issue credit memoranda promptly (with duplicates to the Agent upon request after the occurrence of an Event of Default) upon accepting returns or granting allowances, and they may continue to do so until the Agent has notified the Companies that an Event of Default has occurred and that all future credits or allowances are to be made only after the Agent's prior written approval. At the Agent's election, upon the occurrence of an Event of Default and until such time as such Event of Default is waived in writing by the Required Lenders or cured to the Required Lenders' satisfaction, and on notice from the Agent, the Companies agree that all returned, reclaimed or repossessed merchandise or goods shall be set aside by the Companies, marked with the Agent's name (as secured party) and held by the Companies for the Agent's account.

     3.6 (a) Subject to the provisions of paragraph (b) below, the Agent shall maintain a separate account on its books in each of the Companies' names (herein each a "Revolving Loan Account" and collectively the "Revolving Loan Accounts") in which the Companies will be charged with loans and advances made by the Agent to them or for their account, and with any other Obligations, including any and all costs, expenses and reasonable attorney's fees which the Agent may incur in connection with the exercise by or for the Agent of any of the rights or powers herein conferred upon the Agent, or in the prosecution or defense of any action or proceeding to enforce or protect any rights of the Agent in connection with this Financing Agreement or the Collateral assigned hereunder, or any Obligations owing to the Agent and the Lenders by the Companies. Each of the Companies will be credited with all amounts received by the Agent and/or the Lenders from them or from others for their account, including, as above set forth, all amounts received by the Agent in payment of assigned Accounts and such amounts will be applied to payment of the Obligations. In no event shall prior recourse to any Accounts or other security granted to or by the Companies be a prerequisite to the Agent's right to demand payment of any Obligation. Further, it is understood that the Agent and/or the Lenders shall have no obligation whatsoever to perform in any respect any of the Companies' contracts or obligations relating to the Accounts.

     (b) In order to utilize the collective borrowing powers of the Companies (collectively the "Collective Borrowers") in the most efficient and economical manner, and in order to facilitate the handling of the accounts of the Collective Borrowers on the Agent's books, the Collective Borrowers have requested, and the Agent has agreed to handle accounts of the Collective Borrowers on the Agent's books on a combined basis, all in accordance with the following provisions: (i) In lieu of maintaining separate accounts on the Agent's books in the name of each of the Collective Borrowers, the Agent shall maintain one account under the name: Lone Star Steel Company (herein the "Collective Account"). Confirmatory assignments of Accounts will continue to be made to the Agent by each of the Collective Borrowers. Loans and advances made by the Agent to any of the Collective Borrowers will be charged to the Collective Account indicated above, along with any charges and expenses under this Financing Agreement. The Collective Account will be credited, with all amounts received by the Agent from any of the Collective Borrowers or from others for their account including all amounts received by the Agent in payment of Accounts assigned to the Agent as provided in this Financing Agreement; (ii) each month the Agent will render to the Collective Borrowers one extract of the combined Collective Account, which shall be deemed to be an account stated as to each of the Collective Borrowers and which will be deemed correct and accepted by all of the Collective Borrowers unless the Agent receives a written statement of exceptions from them within thirty (30) days after such extract has been rendered by the Agent. It is expressly understood and agreed by each of the Collective Borrowers that the Agent shall have no obligation to account separately to any of the Collective Borrowers; (iii) requests for loans and advances may be made by LSSC as agent for the Collective Borrowers and the Agent is hereby authorized and directed to accept, honor and rely on such instructions and requests, subject to the limitation and provisions set forth in this Financing Agreement. It is expressly understood and agreed by each of the Collective Borrowers that the Agent shall have no responsibility to inquire into the correctness of the apportionment, allocation, or disposition of (x) any loans and advances made to any of the Collective Borrowers or (y) any of the Agent's expenses and charges relating thereto. All loans and advances are made for the Collective Account; (iv) the Collective Borrowers jointly and severally unconditionally guarantee to the Agent and the Lenders the prompt payment in full of (A) all loans and advances made and to be made by the Agent and/or the Lenders to any of them under this Financing Agreement, as well as (B) all other Obligations of the Collective Borrowers to the Agent and/or the Lenders and hereby expressly confirm in all respects the Guaranties executed by each of the Collective Borrowers in the Agent's and/or the Lenders' favor as more fully set forth therein; (v) All Accounts assigned to the Agent for the benefit of the Lenders by any of the Collective Borrowers and any other collateral security now or hereafter given to the Agent and/or the

Lenders and any of the Collective Borrowers; (vi) It is understood that the handling of the accounts of the Collective Borrowers in a combined fashion, as more fully set forth herein, is done solely as an accommodation to the Collective Borrowers and at their request, and that the Agent shall incur no liability to the Collective Borrowers as a result hereof. To induce the Agent and the Lenders to do so, and in consideration thereof, each of the Collective Borrowers hereby agrees to indemnify the Agent and the Lenders and hold the Agent and the Lenders harmless against any and all liability, expense, loss or claim of damage or injury, made against the Agent and/or the Lenders by any of the Collective Borrowers or by any third party whosoever, arising from or incurred solely by reason of (1) the method of handling the accounts of the Collective Borrowers as herein provided, (2) the Agent relying on any instructions of any of the Collective Borrowers, or (3) any other action taken by the Agent in accordance with this subparagraph (b) of Paragraph 3.6 of Section 3 of this Financing Agreement; and (vii) The foregoing request was made because the Collective Borrowers are engaged in an integrated operation that requires financing on a basis permitting the availability of credit from time to time to each of the Collective Borrowers as required for the continued successful operation of each of the Collective Borrowers. Each of the Collective Borrowers expects to derive benefit, directly or indirectly, from such availability since the successful operation of each of the Collective Borrowers is dependent on the continued successful performance of the functions of the integrated group. In addition, the Companies have informed the Agent that:

          (a) LSSC, in order to increase the efficiency and productivity of each of the other Collective Borrowers, has centralized in itself a cash management system which entails, in part, central disbursement and operating accounts in which it provides the working capital needs of each of the other Collective Borrowers and manages and timely pays the accounts payable of each of the other Collective Borrowers;

          (b) LSSC is further enhancing the operating efficiencies of the other Collective Borrowers by purchasing, or causing to be purchased, in its name for its account all materials, supplies, inventory and services required by the other Collective Borrower which will result in reducing the operating costs of the other Collective Borrowers; and

          (c) Since all of the Collective Borrowers are now engaged in an integrated operation that requires financing on an integrated basis and since each Collective Borrower expects to benefit from the continued successful performance of such integrated operations and in order to best utilize the collective borrowing powers of each Collective Borrower in the most effective and cost efficient manner and to avoid adverse effects on the operating efficiencies of each Collective Borrower and the existing back-office practices of the Collective Borrowers, each Collective Borrower has requested that all Revolving Loans and advances be disbursed solely upon the request of LSSC and to bank accounts managed solely by LSSC and that

          LSSC will manage for the benefit of each Collective Borrower the expenditure and usage of such funds.

     3.7 After the end of each month, the Agent shall promptly send the Companies, or such Company as they may designate (as set forth in paragraph 3.6 hereof) a statement showing the accounting for the charges, loans, advances and other transactions occurring between the Agent and the Companies during that month. The monthly statements shall be deemed correct and binding upon the Companies and shall constitute an account stated between the Companies and the Agent unless the Agent receives a written statement of the exceptions within thirty (30) days of the date of the monthly statement.

     3.8 In the event that any requested advance or Letter of Credit exceeds Availability or that (a) the sum of (i) the outstanding balance of Revolving Loans and (ii) outstanding balance of Letters of Credit exceeds (b)(x) the Borrowing Base or (y) the Revolving Line of Credit or (z) the applicable amounts set forth in Sections 3 and 5 hereof (herein the amount of any such excess shall be referred to as the "Excess") such Excess shall be due and payable to the Agent on behalf of the Lenders immediately upon the Agent's demand therefor.

SECTION 4.  TERM LOAN

     4.1 The Companies hereby agree to execute and deliver to the Agent on behalf of the Lenders Term Loan Promissory Note B, in the form of Exhibit B attached hereto, to evidence the Term Loan to be extended by the Lenders.

     4.2 Upon receipt of such Term Loan Promissory Note B, the Lenders hereby agree to extend to the Companies the Term Loan in the principal amount of $10,000,000.00.

     4.3 The principal amount of the Term Loan shall be repaid to the Agent on behalf of the Lenders by the Companies, jointly and severally, by: i) four (4) equal quarterly principal installments per year of $500,000.00 each, followed by
ii) one (1) installment of the outstanding balance thereof upon any termination of this Financing Agreement prior to payment in full thereof, whereof the first installment shall be due and payable on July 1, 1999 and the subsequent installments shall be due and payable on the first Business Day of each quarter thereafter until paid in full.

     4.4 In the event this Financing Agreement or the Line of Credit is terminated by the Agent, the Lenders or any of the Companies for any reason whatsoever, the Term Loan shall become due and payable on the effective date of such termination notwithstanding any provision to the contrary in the Term Loan Promissory Note B or this Financing Agreement.

     4.5 The Companies may prepay at any time, at their option, in whole or in part, the Term Loan, provided that on each such prepayment, the Companies shall
pay:   (a) accrued interest on the principal so prepaid to the date of such prepayment and (b) the Prepayment Premium, if any.

     4.6 Each prepayment shall be applied to the then last maturing installments of principal of the Term Loan.

     4.7 Each of the Companies is jointly and severally liable for any and all payments due hereunder and hereby authorize the Agent to charge their Revolving Loan Accounts with the amount of all amounts due under this Section 4 as such amounts become due. The Companies confirm that any charges, which the Agent may so make to any of their Revolving Loan Accounts as herein provided, will be made as an accommodation to the Companies and solely at the Agent's discretion.

SECTION 5.  LETTERS OF CREDIT

In order to assist the Companies in establishing or opening documentary and standby Letters of Credit with an Issuing Bank to cover the purchase of inventory, equipment or otherwise, the Companies have requested the Agent, on behalf of the Lenders, to join in the applications for such Letters of Credit, and/or guarantee payment or performance of such Letters of Credit and any drafts or acceptances thereunder through the issuance of the Letters of Credit Guaranty, thereby lending the Agent's credit to the Companies and the Agent and the Lenders have agreed to do so. These arrangements shall be handled by the Agent subject to the terms and conditions set forth below.

     5.1 Within the Letter of Credit Line of Credit, the Revolving Line of Credit and Availability, the Agent shall assist the Companies, or any one of them, in obtaining Letter(s) of Credit in an amount not to exceed the outstanding amount of the Letter of Credit sub-line. The Agent's assistance for amounts in excess of the limitation set forth herein shall at all times and in all respects be in the Agent's sole discretion (subject to paragraph 14.10 hereof). It is understood that the form and purpose of each Letter of Credit and all documentation in connection therewith, and any amendments, modifications or extensions thereof, must be mutually acceptable to the Agent, the Issuing Bank and the applicable Companies. Any and all outstanding Letters of Credit shall be reserved dollar for dollar from Availability as an Availability Reserve. Any Letter of Credit issued hereunder shall not have an expiry date subsequent to the Anniversary Date, unless otherwise agreed to by the Agent, and upon any termination of the Line of Credit or this Financing Agreement in accordance with Section 11 hereof, the Agent may establish a reserve equal to 110% of the face amount of any such outstanding Letters of Credit. Notwithstanding anything herein to the contrary, upon the occurrence of a Default and/or Event of Default, the Agent's assistance in connection with the Letter of Credit Guaranty shall be in the Agent's sole discretion and the Agent may reserve 110% of the face amount of outstanding Letters of Credit, unless such Default and/or Event of Default is cured to the Agent's satisfaction in the exercise of the Agent's reasonable business judgement or waived by the Required Lenders in writing.

     5.2 The Agent shall have the right, without notice to the Companies, to charge any of the Companies' Revolving Loan Accounts on the Agent's books or establish cash reserve(s) in the amount of any and all indebtedness, liability or obligation of any kind incurred by the Agent and/or the Lenders under the Letters of Credit Guaranty at the earlier of a) payment by the Agent under any

Letters of Credit Guaranty, or b) the occurrence of any Event of Default which has not been waived in writing by the Required Lenders. Any amount charged to Companies' Revolving Loan Account, after payment by the Agent under any Letters of Credit Guaranty or upon notice from or at the request of the Issuing Bank, shall be deemed a Revolving Loan hereunder and shall incur interest at the rate provided in Paragraph 8.1 of Section 8 of this Financing Agreement.

     5.3 Each of the Companies jointly and severally unconditionally indemnifies the Agent and the Lenders and holds the Agent and the Lenders harmless from any and all loss, claim or liability incurred by the Agent arising from any transactions or occurrences relating to Letters of Credit established or opened for the Companies' account, the collateral relating thereto and any drafts or acceptances thereunder, and all Obligations thereunder, including any such loss or claim due to any action taken by any Issuing Bank, other than for any such loss, claim or liability arising out of the gross negligence or willful misconduct by the Agent and the Lenders under the Letters of Credit Guaranty. Each of the Companies further agrees to hold the Agent and/or the Lenders harmless from any errors or omission, negligence or misconduct by the Issuing Bank. The Companies' unconditional obligation to the Agent and/or the Lenders hereunder shall not be modified or diminished for any reason or in any manner whatsoever, other than as a result of the Agent's and/or the Lenders' gross negligence or willful misconduct. The Companies agree that any charges incurred by the Agent and the Lenders for the Companies account by the Issuing Bank shall be conclusive on the Agent and/or the Lenders and may be charged to any of the Companies' Revolving Loan Accounts, provided that nothing contained herein shall, or shall be deemed, to affect, waive or modify any right the Companies may have against the Issuing Bank.

      5.4 In connection with any Letters of Credit, the Agent and the Lenders shall not be responsible for: the existence, character, quality, quantity, condition, packing, value or delivery of the goods purporting to be represented by any documents presented to the Issuing Bank; any difference or variation in the character, quality, quantity, condition, packing, value or delivery of the goods from that expressed in the documents; the validity, sufficiency or genuineness of any documents or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged; the time, place, manner or order in which shipment is made; partial or incomplete shipment, or failure or omission to ship any or all of the goods referred to in the Letters of Credit or documents; any deviation from instructions; delay, default, or fraud by the shipper and/or anyone else in connection with the Collateral or the shipping thereof; or any breach of contract between the shipper or vendors and the Companies or any one of them. Furthermore, without being limited by the foregoing, the Agent and/or the Lenders shall not be responsible for any act or omission with respect to or in connection with any Collateral arising in connection with or created by any Letter of Credit, other than as the result of the Agent's and/or the Lenders' own gross negligence or willful misconduct.

     5.5 The Companies agree that any action taken by the Agent and/or the Lenders, absent the gross negligence or willful misconduct by the Agent and/or the Lenders, or any action taken by any Issuing Bank, under or in connection with the Letters of Credit, the Letters of Credit Guarantees, the drafts or acceptances relating to the Letters of Credit, or the Collateral, shall be binding on each of the Companies and shall not put the Agent and/or the Lenders in any resulting liability to any of the Companies, provided that nothing contained in this Paragraph 5.5 of Section 5 of this Financing Agreement shall, or shall be deemed to, affect, waive or modify any right the Company may have against the Issuing Bank in connection with any Letters of Credit. In furtherance thereof, the Agent shall have the full right and authority to clear and resolve any questions of non-compliance of documents; to give any instructions as to acceptance or rejection of any documents or goods; to execute any and all steamship or airways guaranties (and applications therefor), indemnities or delivery orders; to grant any extensions of the maturity of, time of payment for, or time of presentation of, any drafts, acceptances, or documents; and to give or withhold its consent to any amendments, renewals, extensions, modifications, changes or cancellations of any of the terms or conditions of any of the applications, Letters of Credit, drafts or acceptances; all in the Agent's sole name, and the Issuing Bank shall be entitled to comply with and honor any and all such documents or instruments executed by or received solely from the Agent, all without any notice to or any consent from the Companies or any one of them. Notwithstanding any prior course of conduct or dealing with respect to the foregoing including amendments and non-compliance with documents and/or the Companies' instructions with respect thereto, the Agent may exercise its rights hereunder in its sole and reasonable business judgement.

     5.6 Without the Agent's express consent and endorsement in writing, the Companies agree, in connection with any Letters of Credit: (a) not to (i) execute any and all applications for steamship or airway guaranties, indemnities or delivery orders; (ii) grant any extensions of the maturity of, time of payment for, or time of presentation of, any drafts, acceptances or documents; or (iii) agree to any amendments, renewals, extensions, modifications, changes or cancellations of any of the terms or conditions of any of the applications, Letters of Credit, drafts or acceptances; and (b) at the Agent's discretion after the occurrence of an Event of Default which is not cured within any applicable grace period, if any, not to (i) clear and resolve any questions of non-compliance of documents, or (ii) give any instructions as to acceptance or rejection of any documents or goods.

      5.7 The Companies agree that any necessary import, export or other licenses or certificates for the import or handling of the Collateral will have been promptly procured; all foreign and domestic governmental laws and regulations in regard to the shipment and importation of the Collateral, or the financing thereof will have been promptly and fully complied with in all material respects; and any certificates in that regard that the Agent may at any time request will be promptly furnished. In this connection, each of the Companies warrants and represents that all shipments made under any such Letters of Credit are in accordance in all material respects with the laws and regulations of the countries in which the shipments originate and terminate, and are not prohibited by any such laws and regulations. The Companies assume all risk, liability and responsibility for, and agree to pay and discharge, all present and future local, state, federal or foreign taxes, duties, or levies. Any embargo, restriction, laws, customs or regulations of any country, state, city, or other political subdivision, where the Collateral is or may be located, or wherein payments are to be made, or wherein drafts may be drawn, negotiated, accepted, or paid, shall be solely at the Companies' risk, liability and responsibility.


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


      5.8 Upon any payments made to the Issuing Bank under the Letter of Credit Guaranty, the Agent on behalf of the Lenders shall acquire by subrogation, any rights, remedies, duties or obligations granted or undertaken by any of the Companies to the Issuing Bank in any application for Letters of Credit, any standing agreement relating to Letters of Credit or otherwise, all of which shall be deemed to have been granted to the Agent and apply in all respects to the Agent and shall be in addition to any rights, remedies, duties or obligations contained herein.

     5.9 Notwithstanding any provision to the contrary contained in this Financing Agreement, nothing contained herein shall, or shall be deemed to, affect, waive or modify any rights the Companies may have against the Issuing Bank in connection with any Letters of Credit.

SECTION 6.  COLLATERAL

6.1 As security for the prompt payment in full of all loans and advances made and to be made to the Companies or any one of them from time to time by the Agent and/or the Lenders pursuant hereto, as well as to secure the payment in full of the other Obligations of any of the Companies, each of the Companies hereby, and pursuant to the Loan Documents, pledges and grants to the Agent on behalf of the Lenders a continuing general lien upon and security interest in all of its:

     (a)  Accounts;

     (b)  Inventory;

     (c)  General Intangibles;

     (d)  Documents of Title;

     (e)  Other Collateral;  and

     (f)  Equipment.

     6.2  The security interests granted hereunder shall extend and attach to:

     (a) All Collateral which is presently in existence and which is owned by any of the Companies or in which any of the Companies has any interest, whether held by the Companies or others for its account, and, if any Collateral is Equipment, whether such Companies' interest in such Equipment is as owner or lessee or conditional vendee;

     (b) All Equipment whether the same constitutes personal property or fixtures, including, but without limiting the generality of the foregoing, all dies, jigs, tools, benches, molds, tables, accretions, component parts thereof and additions thereto, as well as all accessories, motors, engines and auxiliary parts used in connection with or attached to the Equipment; and

     (c) All Inventory and any portion thereof which may be returned, rejected, reclaimed or repossessed by the Agent, the Lenders or any of the Companies from the Companies' customers, as well as to all supplies, goods, incidentals, packaging materials, labels and any other items which contribute to the finished goods or products manufactured or processed by the Companies, or to the sale, promotion or shipment thereof.

     6.3 Each of the Companies agrees to safeguard, protect and hold all Inventory for the Agent's account and make no disposition thereof except in the regular course of the business of the Companies as herein provided. Unless the Agent, at its election, has given the Companies notice to the contrary after the occurrence of a Event of Default, any Inventory (including Inventory in possession of any third party warehouseman or processor) may be sold and shipped by the Companies to their customers in the ordinary course of said Companies' business, on open account and on terms then currently being extended by the Companies to their customers, provided that all proceeds of all sales (including cash, accounts receivable, checks, notes, instruments for the payment of money and similar proceeds) are forthwith transferred, endorsed, and turned over and delivered to the Agent, on behalf of the Lenders, in accordance with Paragraph
3.4 of Section 3 of this Financing Agreement. The Agent, at its election, shall have the right to withdraw this permission at any time upon the occurrence of a Event of Default and until such time as such Event of Default is waived in writing by the Required Lenders or cured to the Required Lenders' satisfaction, and/or give instructions to any third party warehouseman or processor to cease following the Companies' instructions with respect to any Inventory in possession of such third parties, in which event no further disposition shall be made of the Inventory by any of the Companies without the Agent's prior written approval (other than sales previously contracted for in the ordinary course of business which sales any such Company is legally obligated to make). Cash sales or sales of inventory in which a lien upon, or security interest in, Inventory is retained by the Companies or any one of them, shall be made by such Companies only with the approval of the Agent, and the proceeds of such sales or sales of inventory for cash shall not be commingled with the Companies' other property, but shall e segregated, held by the Companies in trust for the Agent, on behalf of the Lenders, as the Agent's exclusive property, and shall be delivered immediately by the Companies to the Agent in the identical form received by the Companies by deposit to the Depository Accounts. Upon the sale, exchange, or other disposition of Inventory, as herein provided, the security interest in each of the Companies' Inventory provided for herein shall, without break in continuity and without further formality or act, continue in, and attach to, all proceeds, including any instruments for the payment of money, accounts receivable, contract rights, documents of title, shipping documents, chattel paper and all other cash and non-cash proceeds of such sale, exchange or disposition. As to any such sale, exchange or other disposition, the Agent and the Lenders shall have all of the rights of an unpaid seller, including stoppage in transit, replevin, rescission and reclamation. Notwithstanding the foregoing the Companies may make cash sales of Inventory in the ordinary/regular course of its business, provided that (i) the amount thereof shall not exceed $500,000 in the aggregate in any Fiscal Year, and (ii) the proceeds of such sales shall be held in trust for the Agent, on behalf of the Lenders, and promptly turned over to the Agent by deposit in the Depository Accounts. Irrespective of the Agent's perfection status in any and all of the Companies'

General Intangibles, including without limitations any Trademarks, Copyrights or licenses with respect thereto, each of the Companies hereby irrevocably grants the Agent a royalty free license to sell or otherwise dispose or transfer, in accordance with paragraph 10.3 and the applicable terms hereof, any of the Companies' Inventory upon the occurrence of an Event of Default which has not been waived in writing by the Required Lenders.

     6.4 Each of the Companies agrees at its own cost and expense to keep the Equipment in as good and substantial repair and condition as the same is now or at the time the lien and security interest granted herein shall attach thereto, reasonable wear and tear excepted, making any and all repairs and replacements when and where necessary. Each of the Companies also agrees to safeguard, protect and hold all Equipment for the Agent's account and make no disposition thereof unless such Company first obtains the prior written approval of the Agent. Any sale, exchange or other disposition of any Equipment shall only be made by the Companies with the prior written approval of the Agent, and the proceeds of any such sales shall not be commingled with the Companies' other property, but shall be segregated, held by the Companies in trust for the Agent, on behalf of the Lenders, as the Agent's exclusive property, and shall be delivered immediately by the Companies to the Agent in the identical form received by the Companies by deposit to the Depository Accounts. Upon the sale, exchange, or other disposition of the Equipment, as herein provided, the security interest provided for herein shall, without break in continuity and without further formality or act, continue in, and attach to, all proceeds, including any instruments for the payment of money, accounts receivable, contract rights, documents of title, shipping documents, chattel paper and all other cash and non-cash proceeds of such sales, exchange or disposition. As to any such sale, exchange or other disposition, the Agent and the Lenders shall have all of the rights of unpaid sellers, including stoppage in transit, replevin, rescission and reclamation. Notwithstanding anything herein above contained to the contrary, the Companies may sell, exchange or otherwise dispose of obsolete Equipment or Equipment no longer needed in the Companies' operations, provided, however, that (a) the then market value of the Equipment so disposed of does not exceed $3,000,000 in the aggregate in any Fiscal Year and (b) the proceeds of such sales or dispositions are delivered to the Agent in accordance with the foregoing provisions of this paragraph, except that any such Company or Companies may retain and use such proceeds to purchase forthwith replacement Equipment which said Companies determine in their reasonable business judgment to have a collateral value at least equal to the Equipment so disposed of or sold, provided, however, that the aforesaid right shall automatically cease upon the occurrence of an Event of Default which is not cured within any applicable grace period or waived, provided further that if the Companies do no promptly replace such Equipment the Agent may apply such proceeds to the Term Loan or the Revolving Loans, in its sole discretion.

     6.5 The rights and security interests granted to the Agent and the Lenders hereunder are to continue in full force and effect, notwithstanding any notice of termination of this Financing Agreement or the fact that the Revolving Loan Account maintained in the Companies' name on the books of the Agent may from time to time be temporarily in a credit position, until the final payment in cash in full to the Agent on behalf of the Lenders of all Obligations and the termination of the Agent's and Lenders' obligations under this Financing Agreement. Any delay, or omission by the

Agent and/or the Lenders to exercise any right hereunder, shall not be deemed a waiver thereof, or be deemed a waiver of any other right, unless such waiver shall be in writing and signed by Required Lenders. A waiver on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any future occasion.

     6.6 Notwithstanding the Agent's security interest in the various assets constituting Collateral and to the extent that the Obligations are now or hereafter secured by any assets or property other than the Collateral or by the guarantee, endorsement, assets or property of any other person, the Agent shall have the right in its sole discretion to determine which rights, security, liens, security interests or remedies the Agent shall at any time pursue, foreclose upon, relinquish, subordinate, modify or take any other action with respect to, without in any way modifying or affecting any of them, or any of the Agent's and/or the Lenders' rights hereunder.

     6.7 Any reserves or balances to the credit of the Companies, or any one of them, and any other property or assets of the Companies, or any one of them, in the possession or control of the Agent and/or the Lenders may be held by the Agent as security for any Obligations and applied in whole or partial satisfaction of such Obligations when due. The liens and security interests granted herein and any other lien or security interest the Agent and/or the Lenders may have in any other assets of the Companies, shall secure payment and performance of all now existing and future Obligations. The Agent may in its discretion charge any or all of the Obligations to the Revolving Loan Account of the Companies, or any one of them, when due.

     6.8 The Companies shall deliver to the Agent on behalf of the Lenders, and/or shall cause the appropriate party to deliver to the Agent, from time to time such pledge or security agreements with respect to General Intangibles (now or hereafter acquired) of each of the Companies and all of its or their subsidiaries as the Agent shall require to obtain valid first liens thereon. In furtherance of the foregoing, the Companies shall provide timely notice to the Agent of any additional Patents, Trademarks, tradenames, service marks, Copyrights, brand names, trade names, logos and other trade designations acquired or applied for subsequent to the Closing Date and such Companies shall execute such documentation as the Agent may reasonably require to obtain and perfect its lien thereon. Each of the Companies hereby confirms that it shall hold any stock pledged pursuant to the Loan Documents, in trust for the Agent and deliver or cause to be delivered any stock issued subsequent to the Closing Date, to the Agent on behalf of the Lenders in accordance with the applicable Pledge Agreement. In the absence of a Default or an Event of Default, the owner of any pledged stock shall be entitled to vote such stock (in a manner which is not detrimental to the Agent and/or the Lenders, or inconsistent with the terms of the Pledge Agreement) and to receive any dividend thereon.

SECTION 7.  REPRESENTATIONS, WARRANTIES AND COVENANTS

      7.1 Each of the Companies hereby warrants, represents and covenants that: (a) the fair value of each of the Companies' assets exceeds the book value of such Company's liabilities; (b) each of the Companies is generally able to pay its debts as they become due and payable; and (c) each of the Companies does not have unreasonably small capital to carry on its business as it is currently conducted absent extraordinary and unforeseen circumstances. Each of the Companies further warrants and represents that Schedule 2 hereto correctly and completely sets forth (i) the Companies' chief executive offices, (ii) all of the Company's Collateral locations, (iii) all tradenames used by any of the Companies, (iv) all Patents, Trademarks and Copyrights owned and/or used by any of the Companies and (v) the applicable monthly rent or other charges with respect to each Collateral location; and, except for the Permitted Encumbrances, after filing of financing statements in the applicable filing clerks' offices at the locations set forth in Schedule 2, this Financing Agreement creates a valid, perfected and first priority security interest upon and security interests in the Collateral and the security interests granted herein constitute and shall at all times constitute the first and only liens on the Collateral; that, except for the Permitted Encumbrances, any such Company is or will be at the time additional Collateral is acquired by it, the absolute owner of the Collateral with full right to pledge, sell, consign, transfer and create a security interest therein, free and clear of any and all claims or liens in favor of others, other than Permitted Encumbrances; that each of the Companies will at its expense forever warrant and, at the Agent's request, defend the same from any and all claims and demands of any other person other than the Permitted Encumbrances; that the Companies, or any one of them, will not grant, create or permit to exist, any lien upon or security interest in the Collateral, or any proceeds thereof, in favor o any other person other than the holders of the Permitted Encumbrances; and that the Equipment does not comprise a part of the Inventory of any of the Companies and that the Equipment is and will only be used by the Companies in their business and will not be held for sale or lease, or removed from their premises, or otherwise disposed of by the Companies without the prior written approval of the Agent except as otherwise permitted in Paragraph 6.4 of
Section 6 of this Financing Agreement.

     7.2 Each of the Companies agrees to maintain books and records pertaining to the Collateral in such detail, form and scope as the Agent shall reasonably require. Each of the Companies agrees that the Agent or its agents, and any of the Lenders who may wish to accompany the Agent at their own cost and expense, may enter upon the Companies' premises, upon reasonable prior notice, at any time during normal business hours, and from time to time in its reasonable business judgement, for the purpose of inspecting the Collateral, and any and all records pertaining thereto. Each of the Companies agrees to afford the Agent with written notice of any change (other than due to sale thereof in the ordinary course of business) in the location of Inventory (i) not to exceed $5,000,000 in value in the aggregate at any time, within fifteen (15) days after the end of each calendar month (the Companies will provide the Agent with a report of all locations of all such Inventory other than locations known to the Agent and with respect to which the Agent has filed financing statements, received applicable third party documents with respect thereto (as may be required by the Agent from time to time) and otherwise fully perfected its liens thereon, (ii) with respect to Inventory in excess of $5,000,000 ten (10) business days prior to any such change of location, and (iii) with respect to any and all Inventory and other Collateral, the Companies will, (x) provide the Agent with monthly Collateral reports, including notice of all locations of Inventory (and specifically indicating any new locations or locations on which the Agent does not have any applicable waiver or filing), and (y) to promptly execute and deliver to the Agent upon the Agent's request appropriate Uniform Commercial Code financing statements for any new Collateral locations in the United States. Each of the Companies is also to advise the Agent promptly, in sufficient detail, of any material adverse change relating to the type, quantity or quality of the Collateral or
o the security interests granted to the Agent therein. The Companies shall advise the Lenders of any material adverse change in the Collateral or financial condition of the Companies, taken as a whole.

     7.3 Each of the Companies agrees to: execute and deliver to the Agent, from time to time, solely for the Agent's convenience in maintaining a record of the Collateral, such written statements, and schedules as the Agent may reasonably require, designating, identifying or describing the Collateral pledged to the Agent hereunder, provided that prior to the occurrence of a Default and/or Event of Default hereunder the Companies shall not be required to report as to (i) Accounts more frequently than weekly and (ii) Inventory more frequently than monthly. Subsequent to the occurrence of a Default and/or Event of Default the Agent shall be entitled to request and receive more frequent reporting as to Accounts and/or Inventory. The Companies' or a Company's failure, however, to promptly give the Agent such statements, or schedules shall not affect, diminish, modify or otherwise limit the Agent's and/or the Lenders' security interests in the Collateral.

     7.4 Each of the Companies agrees to comply in all material respects with the requirements of all state and federal laws in order to grant to the Agent on behalf of the Lenders valid and perfected first security interests in the Collateral, subject only to the Permitted Encumbrances. The Agent is hereby authorized by the Companies to file from time to time any financing statements covering the Collateral whether or not any of the Companies' signatures appear thereon. Each of the Companies agrees to do whatever the Agent may reasonably request, from time to time, by way of: filing notices of liens, financing statements, amendments, renewals and continuations thereof; cooperating with the Agent's custodians; keeping stock records; transferring proceeds of Collateral to the Agent's possession; and performing such further acts as the Agent and/or the Lenders may reasonably require in order to effect the purposes of this Financing Agreement.

     7.5(a) Each of the Companies agrees to maintain insurance on its Real Estate, Equipment and Inventory under such policies of insurance, with such insurance companies, in such reasonable amounts and covering such insurable risks as are at all times reasonably satisfactory to the Agent. The Agent acknowledges and agrees that the insurance coverage maintained by each of the Companies on the date hereof is satisfactory to each of the Lenders on the date hereof. All policies covering the Equipment and Inventory are, subject to the rights of any holders of Permitted Encumbrances holding claims senior to the Agent, to be made payable to the Agent on behalf of the Lenders, in case of loss, under a standard non-contributory "mortgagee", "lender" or "secured party" clause and are to contain such other provisions as the Agent may require to fully protect the Agent's interest in the Inventory and Equipment and to any payments to be made under such policies., Certificates of insurance, or at the Agent's prior reasonable request all original policies, are to be delivered to the Agent, premium prepaid, with the loss payable endorsement in the Agent's favor, and shall provide for not less than thirty (30) days prior written notice to the Agent of the exercise of any right of cancellation. At any of the Company's request, or if any Company fails to maintain such insurance, the Agent may arrange for such insurance, but at the Companies' expense and without any responsibility on the Agent's part for: obtaining the insurance, the solvency of the insurance companies, the adequacy of the coverage, or the collection of claims. Upon the occurrence of an Event of Default which is not waived or cured to the Agent's satisfaction, the Agent shall, subject to the rights of any holders of Permitted Encumbrances holding claims senior to the Agent, have the sole right, in the name of the Agent or the Companies or any one of them, to file claims under any insurance policies, to receive, receipt and give acquittance for any payments that may be payble thereunder, and to execute any and all endorsements, receipts, releases, assignments, reassignments or other documents that may be necessary to effect the collection, compromise or settlement of any claims under any such insurance policies.

     (b)(i) In the event of any loss or damage by fire or other casualty, insurance proceeds relating to Inventory shall first reduce the Companies' Revolving Loan, then the Term Loans. Upon the occurrence of a Default or Event of Default, such Proceeds shall be applied to the Obligations in such order as the Agent may reasonably elect.

     (ii) In the event any part of the Companies' Equipment is damaged by fire or other casualty and the insurance proceeds for such damage or other casualty (the "Proceeds") are less than or equal to $100,000.00, the Agent shall promptly apply such Proceeds to reduce the Companies' outstanding balance in the Revolving Loan Account. Upon the occurrence of a Default or Event of Default, such Proceeds shall be applied to the Obligations in such order as the Agent may reasonably elect.

     (iii) As long as an Event of Default has not occurred (which is not cured to the Required Lenders' satisfaction), the Companies have sufficient business interruption insurance generally to replace the lost profits of any of the Companies' facilities, and the Proceeds are in excess of $100,000.00, the Companies may elect (by delivering written notice to the Agent) to replace, repair or restore such Equipment to substantially the equivalent condition prior to such fire or other casualty as set forth herein. If the Companies do not, or cannot, elect to use the Proceeds as set forth above, the Agent may, subject to the rights of any holders of Permitted Encumbrances holding claims senior to the Agent, apply the Proceeds to the payment of the Obligations in such manner and in such order as the Agent may reasonably elect.

     (iv) If the Companies elect to use the Proceeds for the repair, replacement or restoration of any Equipment, and there is then no Event of Default, i) proceeds of insurance on Equipment in excess of $100,000.00 will be applied to the reduction of the Revolving Loans and ii) the Agent may set up a reserve against Availability for an amount equal to the proceeds referred to in clause
i) hereof. The reserve will be reduced dollar-for-dollar upon receipt of non-cancelable executed purchase orders, delivery receipts or contracts for the replacement, repair or restoration of Equipment and disbursements in connection therewith. Prior to the commencement of any restoration, repair or replacement of Equipment, the Companies shall provide the Agent with a restoration plan and if requested, a total budget certified by an independent third party experienced in construction costing. If there are insufficient Proceeds to cover the cost of restoration as so determined, the Companies shall be responsible for the amount of any such insufficiency, prior to the commencement of restoration and shall demonstrate evidence of such before the reserve will be reduced. Completion of restoration shall be evidenced by a final, unqualified certification of the design architect employed, if any;
an unconditional Certificate of Occupancy, if applicable; such other certification as may be required by law; or if none of the above is applicable, a written good faith determination of completion by the Companies (herein collectively the "Completion"). Upon Completion, any remaining reserve as established hereunder will be automatically released.

     (v) The Companies agree to pay any reasonable costs, fees or expenses that the Agent may reasonably incur in connection herewith.

             (c) In the event any of the Companies fail to provide the Agent with timely evidence, acceptable to the Agent, of their maintenance of insurance coverage required pursuant to paragraph 7.5(a) above, the Agent may purchase, at such Companies' expense, insurance to protect the Agent's interests in the Collateral. The insurance acquired by the Agent may, but need not, protect the Companies' interest in the Collateral, and therefore such insurance may not pay claims which the Companies, or any one of them, may have with respect to the Collateral or pay any claim which may be made against the Companies in connection with the Collateral. The Companies may request cancellation of any such insurance obtained by the Agent, but only after providing the Agent with satisfactory evidence that the Companies have applicable insurance. In the event the Agent purchases, obtains or acquires insurance covering all or any portion of the Collateral, the Companies shall be responsible for all of the applicable costs of such insurance, including premiums, interest (at the applicable Chase Bank Rate for Revolving Loans set forth in paragraph 8.1 of Section 8 hereof), fees and any other charges with respect thereto, until the effective date of the cancellation or the expiration of such insurance. The Agent may charge all of such premiums, fees, costs, interest and other charges to the Companies' Revolving Loan Accounts. Each of the Companies hereby acknowledges that the costs of the premiums of any insurance acquired by the Agent may exceed the costs of insurance which the Companies may be able to purchase on their own. In the event that the Agent purchases such insurance, the Agent will notify the Companies or the applicable Company of said purchase within thirty (30) days after the date of such purchase. If, within thirty (30) days of the date of such notice, the Companies provide the Agent with proof that the Companies had the insurance coverage required pursuant to 7.5(a) above (in form and substance satisfactory to the Agent) as of the date on which the Agent purchased insurance and the Companies continued at all times to have such insurance, then the Agent agrees to cancel the insurance purchased by the Agent and credit the Companies' Revolving Loan Accounts with the amount of all costs, interest and other charges associated with such insurance, including with any amounts previously charged by the Agent to the Revolving Loan Accounts.

      7.6 Each of the Companies agrees to pay, when due, all taxes, sales taxes, assessments, claims and other charges (herein "taxes") lawfully levied or assessed upon a Company, the Companies or the Collateral unless such taxes are being diligently contested in good faith by the applicable Companies by appropriate proceedings and adequate reserves are established in accordance with GAAP. Notwithstanding the foregoing, if any lien shall be filed or claimed thereunder x) for taxes due the United States of America or y) which in the Agent's opinion might create a valid obligation having priority over the rights granted to the Agent herein, such lien shall not be deemed to be a Permitted Encumbrance hereunder and the Companies shall immediately pay such tax and remove the lien of record. If the Companies fail to do so promptly, then at the Agent's election, the Agent may (i) create an Availability Reserve in such amount as it may deem appropriate in its business judgement, or (ii) on the Company's or the Companies' behalf, as applicable, pay such taxes, and the amount thereof shall be an Obligation secured hereby and due to the Agent by the Companies on demand.

     7.7 Each of the Companies: (a) agrees to comply in all material respects with all acts, rules, regulations and orders of any legislative, administrative or judicial body or official, which the failure to comply with would have a material and adverse impact on the Collateral, or any material part thereof, or on the business or operations of the Companies taken as a whole; provided that the Companies may contest any acts, rules, regulations, orders and directions of such bodies or officials in any reasonable manner which will not, in the Agent's reasonable opinion, materially and adversely effect the Agent's and/or the Lenders' rights or priority in the Collateral; (b) agrees to comply in all material respects with all environmental statutes, acts, rules, regulations or orders as presently existing or as adopted or amended in the future, applicable to the Collateral, the ownership and/or use of its real property and operation of its business, which the failure to comply with would have a material and adverse impact on the Collateral, or any material part thereof, or on the operation of the business of the Companies taken as a whole; and (c) shall not be deemed to have breached any provision of this Paragraph 7.7 if (i) the failure to comply with the requirements of this Paragraph 7.7 resulted from good faith error or innocent omission, (ii) the Companies promptly commence and diligently pursue a cure of such breach, and (iii) such failure is cured within thirty (30) business days following any of the Companies' receipt of notice of such failure. Each of the Companies hereby indemnifies the Agent and the Lenders and agrees to defend and hold the Agent and the Lenders harmless from and against any and all loss, damage, claim, liability, injury or expense which the Agent may sustain or incur (other than solely as a result of the physical actions of the Agent on the Companies' premises which are finally determined to constitute gross negligence or willful misconduct by a court of competent jurisdiction) in connection with: any and all claims or expenses asserted against the Agent and/or the Lenders as a result of any environmental pollution, hazardous material or environmental clean-up of any of the Companies' Real Property; or any claim or expense which results from the Companies' operations (including, but not limited to, any of the Companies' off-site disposal practices), and each of the Companies further agrees that this indemnification shall survive termination of this Financing Agreement as well as the payment of all Obligations or amounts payable hereunder.

     7.8 Until termination of this Financing Agreement and payment and satisfaction of all Obligations due hereunder, each of the Companies agrees that, unless the Agent shall have otherwise consented in writing, the Companies will furnish to the Agent and each Lender: (a) within ninety (90) days after the end of each Fiscal Year of each of the Companies, an audited Consolidated Balance Sheet, as at the close of such year, and statements of profit and loss, cash flow and shareholders' equity, of the Companies and their consolidated subsidiaries for such year, audited by independent public accountants selected by the Companies and reasonably satisfactory to the Agent, and with a Consolidating Balance Sheet attached thereto; (b) within forty five (45) days after the end of each Fiscal Quarter a Consolidated Balance
Sheet and Consolidating Balance Sheet as at the end of such period and statements of profit and loss, cash flow and shareholders' equity of the Companies and their consolidated subsidiaries, certified by an authorized financial or accounting officer of the Companies; (c) within thirty (30) days after the end of each month a Consolidated Balance Sheet as at the end of such period and statements of profit and loss, cash flow and shareholders' equity of the Companies and all their consolidated subsidiaries for such period, certified by an authorized financial or accounting officer of each of the Companies; (d) as of the end of each Fiscal Quarter, projections for the next succeeding quarter, including balance sheets, income statements and cash flow for such period, all in form reasonably satisfaction to the Agent;
(e) prior to any Fiscal Year End, projections for the next succeeding four quarter period, including balance sheets, income statements and cash flow for such period, all in form reasonably satisfaction to the Agent; and (f) from time to time, such further information regarding the business affairs and financial condition of the Companies and/or any subsidiaries thereof as the Agent may reasonably requst, including without limitation (i) the accountant's management practice letter and (ii) copies of all of the Parent's 10K, 10Q and Proxy Statements. In conjunction with such financial statements the Companies shall deliver the internal management letters
(prepared by financial officers of such Companies), if any, and the accountants management practice letter. Each financial statement which the Companies are required to submit hereunder must be accompanied by an officer's certificate, signed by the President, Vice President, Controller, or Treasurer, pursuant to which any one such officer must certify that, to the best of such officer's knowledge after due inquiry: (x) the financial statement(s) fairly and accurately represent(s) such Company's or the Companies consolidated as applicable, financial condition at the end of the particular accounting period, as well as such Company's or the Companies consolidated operating results during such accounting period, subject to year-end audit adjustments; and (y) during the particular accounting period:
(A) there has been no Default or Event of Default under this Financing Agreement, PROVIDED, HOWEVER, that if any such officer has knowledge that any such Default or Event of Default, has occurred during such period, the existence of and a detailed description of same shall be set forth in such officer's certificate; (B) any of the Companies have not received any notice of cancellation with respect to its property insurance policies; (C) the Companies have not received any notice that could result in a material adverse effect on the value of the Collateral taken as a whole; and (D) the exhibits attached to such financial statement(s) constitute detailed calculations showing compliance with all financial covenants contained in this Financing Agreement.

     7.9 Until termination of the Financing Agreement and payment and satisfaction of all Obligations due hereunder, each of the Companies agrees that, without the prior written consent of the Agent, except as otherwise herein provided, each such Company will not, nor will the Companies permit any subsidiary, to:

     (a) Mortgage, assign, pledge, transfer or otherwise permit any lien, charge, security interest, encumbrance or judgment, (whether as a result of a purchase money or title retention transaction, or other security interest, or otherwise) to exist on any of its assets or goods, whether real, personal or mixed, whether now owned or hereafter acquired, except for the Permitted Encumbrances;

     (b)  Incur or create any Indebtedness other than the Permitted
          Indebtedness;

     (c) Borrow any money on the security of any of the Company's Collateral or any other assets or stock of the Companies from sources other than the Agent and the Lenders;

     (d) Sell, lease, assign, transfer or otherwise dispose of (i) Collateral, except as otherwise specifically permitted by this Financing Agreement, or (ii) either all or substantially all of any Company's or the Companies' assets, which do not constitute Collateral;

     (e) Merge, consolidate or otherwise alter or modify its corporate name, principal place of business, structure, status or existence, or enter into or engage in any operation or activity materially different from that presently being conducted by any of the Companies, or purchase or acquire all or substantially all of the capital stock or assets of any corporation or entity, EXCEPT THAT a Company may change its corporate name or address or merge with any other Company, provided that in any such case (i) such Company shall give the Agent thirty (30) days prior written notice thereof and (ii) such Company and the Companies shall execute and deliver prior to or simultaneously with any such action any and all applicable documents and agreements requested by the Agent (including, without limitation, any and all U.C.C. financing statements) to confirm the continuation and preservation of all security interests and liens granted to the Agent hereunder, the assumption by the surviving Company of all Obligations hereunder and such ratification as the Agent may request with respect hereto;

     (f) Assume, guarantee, endorse, or otherwise become liable upon the obligations of any person, firm, entity or corporation, except by the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business;

     (g) Declare or pay any dividend or distributions of any kind on, or purchase, acquire, redeem or retire, any of the capital stock or equity interest, of any class whatsoever, whether now or hereafter outstanding, except that the Companies may declare and pay dividends or distributions on their capital stock (or otherwise make payments) in an amount sufficient to enable any applicable Company to (i) pay any amounts due under the Companies' cost sharing agreements with Parent, provided that any such payments do not exceed $4,000,000 in any Fiscal Year; (ii) pay dividends in kind (and not in cash) on the preferred stock of any of the Companies, (iii) pay dividends to any other Company (as parent) in the ordinary course of their business, or
          (iv) pay income or franchise taxes of the Companies due as a result of the filing of a consolidated, combined or unitary tax return in which the operations of the Companies are included, provided that, in any instance under subparagraph (g)(i) and (iii), (x) a Default or Event of Default has occurred hereunder, (y) after giving effect to such payment, no Default and/or Event of Default has not occurred or would occur hereunder and (z) each of the Companies has sufficient working capital to pay its debts as they come due;

     (h) Make any advance or loan to, or any investment in, any firm, entity, person or corporation or purchase or acquire all or substantially all of the stock or assets of any entity, person or corporation, provided that the Companies may make loans, deposits, prepayments and advances to (i) their employees or third parties in the ordinary course of their business in an amount not to exceed $1,000,000 in the aggregate at any one time outstanding and (ii) to Texas & Northern Railway Company in the ordinary course of their business in an amount not to exceed $100,000 in the aggregate at any one time outstanding, provided further that the foregoing loans and advances may be made absent the occurrence of an Event of Default which has not been waived by the Required Lenders.


7.10 Until termination of the Financing Agreement and payment and satisfaction in full of all Obligations hereunder, the Companies on a consolidated basis shall:

     (a) maintain at all times during each Fiscal Quarter ending below a Tangible Net Worth greater than $100,000,000 plus fifty percent (50%) of net income (only if positive) for the applicable Fiscal Quarter.

     (b) maintain at the end of each Fiscal Quarter during the periods set forth below on a consolidated basis a Fixed Charge Coverage Ratio of not less than the ratio set forth below for the applicable period:

     PERIOD                                           RATIO
     ------                                           -----
     (i) For the Fiscal Quarter ending
     September 30, 1999                           1.25 to 1.0
     (ii) For the two Fiscal Quarters ending
     December 31, 1999                            1.25 to 1.0
     (iii) For the three Fiscal Quarters ending
     March 31, 2000                               1.25 to 1.0
     (iv) for the four Fiscal Quarters ending
     June 30, 2000 and each
     Fiscal Quarter thereafter                    1.25 to 1.0

     The foregoing ratio shall be calculated on a rolling four quarter basis after June 30. 2000.

     (c) maintain at the end of each Fiscal Quarter during the periods set forth below on a consolidated basis EBITDA of not less than:


     FISCAL /QUARTER                                  EBITDA
     ---------------                                  ------


                                       43



     (i) For the Fiscal Quarter ending
     March 31, 1999                                   ($6,319,000)
     (ii) For the two Fiscal Quarters ending
     June 30, 1999                                    ($7,930,000)

      7.11 Without the prior written consent of the Agent, the Companies will not:

     (a) enter into any Operating Lease if after giving effect thereto the aggregate obligations with respect to Operating Leases of the Companies during any Fiscal Year would exceed $4,850,000; or

     (b) contract for, purchase, make expenditures for, lease pursuant to a Capital Lease or otherwise incur obligations with respect to Capital Expenditures (whether subject to a security interest or otherwise) during any period below in the aggregate amount in excess of the amount set forth for such period:

     (i)  $8,000,000.00 for the Fiscal Year ending December 31, 1999; and
     (ii) $10,000,000.00 for the Fiscal Year ending December 31, 2000, and for each Fiscal Year thereafter.

     7.12 The Companies agree to advise the Agent and each Lender in writing of: a) all expenditures (actual or anticipated) in excess of $150,000.00 in the aggregate from the budgeted amount therefor in any Fiscal Year for x) environmental clean-up, y) environmental compliance or z) environmental testing and the impact of said expenses on the Companies' Working Capital; and b) any notices any of the Companies receive from any local, state or federal authority advising such Companies, or any one of them, of any environmental liability (real or potential) stemming from such Companies' operations, their premises, their waste disposal practices, or waste disposal sites used by the Companies, or any one of them, and to provide the Agent with copies of all such notices if so required.

     7.13 Each of the Companies, jointly and severally, hereby agrees to pay any and all fees, costs, expenses, charges, liabilities, obligations and other amounts relating to, or contemplated by, any Lockbox Agreement and any ancillary agreements entered in connection therewith from time to time, including for the establishment and maintenance of post office boxes and depository and collection accounts. In furtherance thereof, each of the Companies hereby agrees that any and all such payments shall be deemed Obligations and irrevocably instructs the Agent to charge their Revolving Loan Accounts under this Financing Agreement with any and all payments which the Agent may, in its sole discretion, make from time to time with respect to any such Lockbox Agreement. Each of the Companies, jointly and severally, hereby agrees to indemnify and hold harmless the Agent, the Lenders and their officers, directors, employees, attorneys and agents (each an "Indemnified Party") from, and holds each of them harmless against, any and all losses arising under this Financing Agreement and the Loan Documents, including, without limitation, losses resulting from items deposited and returned unpaid or returned under a claim that a presentment of warranty has been breached, liabilities, obligations, claims, actions, damages, costs and expenses (including attorney's fees) and any payments made by the Agent pursuant to any indemnity provided by the Agent with respect to or to which any Indemnified Party could be subject insofar as such losses, liabilities, obligations, claims, actions, damages, costs, fees or expenses arise from or relate to the lockbox and/or the depository account and/or the agreements executed in connection therewith, whether through the alleged or actual negligence of such person or otherwise, except and to the extent that the same results solely and directly from the gross negligence or willful misconduct of such Indemnified Party as finally determined by a court of competent jurisdiction. This indemnity shall survive trmination of this Financing Agreement. The Agent may, in its sole business judgement, establish such Availability Reserves with respect thereto as it may deem advisable under the circumstances and, upon any termination hereof, hold such reserves as cash reserves for any such contingent liabilities for the applicable duration of the Agent's indemnity under any such Lockbox or Depository Account Agreements.

     7.14 Each of the Companies shall take all action reasonably necessary to assure that its computer-based systems are able to effectively process date-sensitive data functions. Each of the Companies represents and warrants that the "Year 2000" problem (that is, the inability of certain computer applications to recognize and properly perform date-sensitive functions involving certain dates on or about or subsequent to December 31, 1999) will not result in a material adverse effect on any of the Companies' business, assets or operations. The Companies reasonably anticipate that all Company owned or licensed computer applications which are material to their business will, on a timely basis, be able to properly perform date-sensitive functions for all dates on and after January 1, 2000. Upon the Agent's request from time to time, the Companies shall provide to the Agent assurances each of the Companies' computer systems and software are or will be Year 2000 compliant in all material respects and on a timely basis, all in form and substance reasonably satisfactory to the Agent.

SECTION 8.  INTEREST, FEES AND EXPENSES

     8.1 Interest on the Revolving Loans shall be payable monthly as of the end of each month and with respect to Chase Bank Rate Loans shall be an amount equal to the lesser of (a) the Maximum Legal Rate or (b) the Chase Bank Rate plus one percent (1%) per annum on the average of the net balances owing by any of the Companies to the Agent and/or the Lenders in the Companies' Revolving Loan Account at the close of each day during such month. In the event of any change in said Chase Bank Rate, the rate hereunder for Chase Bank Rate Loans shall change, as of the first of the month following any such change, so as to remain one percent (1%) above the Chase Bank Rate.
 The rate hereunder for Chase Bank Rate Loans shall be calculated based on a 360-day year. The Agent shall be entitled to charge the Companies, or any one of their Revolving Loan Account(s) at the rate provided for herein when due until all Obligations have been paid in full.

     8.2 Interest on the Term Loan shall be payable monthly as of the end of each month on the unpaid balance or on payment in full prior to maturity and with respect to Chase Rate Loans shall be in an amount equal to the lessor of
(a) the Maximum Legal Rate or (b) the Chase Bank Rate plus one and one half percent (1.5%) per annum. In the event of any change in said Chase Bank Rate the rate hereunder for Chase Bank Rate Loans shall change, as of the first of the month following any change, so as to remain one and one half percent (1.5%) above the Chase Bank Rate. The rate hereunder shall be calculated based on a 360 day year. The Agent shall be entitled to charge the Companies', or any one of their Revolving Loan Account(s) at the rate provided for herein when due until all Obligations have been paid in full.

     8.3 In consideration of the Letter of Credit Guaranty of the Agent, the Companies shall pay the Agent on behalf of the Lenders the Letter of Credit Guaranty Fee which shall be an amount equal to (a) one and one-quarter percent (1.25%) on the face amount of each documentary Letter of Credit payable upon issuance thereof and (b) one and three-quarters percent (1.75%) per annum, payable monthly, on the face amount of each standby Letter of Credit less the amount of any and all amounts previously drawn under such standby Letter of Credit.

     8.4 Any and all charges, fees, commissions, costs and expenses charged to the Agent and/or the Lenders for the Companies' account by any Issuing Bank in connection with or arising out of Letters of Credit issued pursuant to this Financing Agreement or out of transactions relating thereto will be charged to the Companies' or any one of their Revolving Loan Account(s) in full when charged to or paid by the Agent and/or the Lenders, or as may be due upon any early termination hereof, and when made by any such Issuing Bank shall be conclusive on the Agent and/or the Lenders.

     8.5 The Companies shall, jointly and severally, reimburse or pay the Agent, as the case may be, for: (a) all Out-of-Pocket Expenses of the Agent and
(b) any applicable Documentation Fee.

     8.6 Upon the last Business Day of each month, commencing on March 31, 1999, the Companies shall pay the Agent the Line of Credit Fee.

     8.7 To induce the Agent and the Lenders to enter into this Financing Agreement and to extend to the Companies the Revolving Loan, Letters of Credit Guaranties, and the Term Loan, the Companies shall pay to the Agent a Loan Facility Fee in accordance with and subject to the Agent Commitment Letter and the addendum thereto (which amount includes the Documentation Fee in subparagraph (a) of the definition thereof) payable upon execution of this Financing Agreement. The Commitment Fee shall, at the Agent's election, be refunded or credited (less Out-of-Pocket Expenses) toward the Loan Facility Fee upon consummation of this financing transaction on the Closing Date. The Companies shall also pay the Agent for its own account, as of the Closing Date and otherwise, the Syndication Fee in accordance with the Agent Commitment Letter.

     8.8 On the Closing Date and each anniversary of the Closing Date thereafter, the Companies shall pay to the Agent, for its account, the Collateral Management Fee in the amount of $36,000, which shall be deemed fully earned when paid.

     8.9 Upon the occurrence of a Default or an Event of Default, which is not waived in writing by the Agent, the Companies shall, jointly and severally, for its account, pay the Agent's standard charges and the fees for the Agent's personnel used by the Agent for reviewing the books and records of the Companies and for verifying, testing, protecting, safeguarding, preserving or disposing of all or any part of the Collateral (which fees shall be in addition to the Collateral Management Fee and any Out-of-Pocket Expenses).

     8.10 Each of the Companies hereby authorizes the Agent to charge the Companies' Revolving Loan Account(s) with the Agent with the amount of all payments due hereunder as such payments become due. Each of the Companies confirms that (i) its liability for any and all of the Obligations under this Financing Agreement and the Loan Documents is joint and several, (ii) the Companies, as between themselves, shall determine how to pro-rate any payments due hereunder, and (iii) any charges which the Agent may so make to any of the Companies' Revolving Loan Account(s) as herein provided will be made as an accommodation to the Companies and solely at the Agent's discretion.

     8.11 In the event that the Agent shall have determined in the exercise of its reasonable business judgement that subsequent to the Closing Date any change in applicable law, rule, regulation or guideline regarding capital adequacy, or any change in the interpretation or administration thereof, or compliance by the Agent (or any financial institution which may become a participant or Lender hereunder) with any new request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the Agent's or any Lender's capital as a consequence of its obligations hereunder to a level below that which the Agent or such Lender could have achieved but for such adoption, change or compliance (taking into consideration the Agent's or such Lender's policies with respect to capital adequacy) by an amount reasonably deemed by the Agent to be material, then, from time to time, the Companies shall pay no later than five (5) days following demand to the Agent such additional amount or amounts as will compensate the Agent for such reduction. In determining such amount or amounts, the Agent or such Lender may use any reasonable averaging or attribution methods. The protection of this Paragraph 8.11 shall be available to the Agent and the Lenders regardless of any possible contention of invalidity or inapplicability with respect to the applicable law, regulation or condition. A certificate of the Agent setting forth such amount or amounts as shall be necessary to compensate the Agent or any Lender with respect to this Section 8 and the calculation thereof when delivered to the Companies shall be conclusive on the Companies absent manifest error. Notwithstanding anything in this paragraph to the contrary, in the event the Agent or any Lender has exercised its rights pursuant to this paragraph, and subsequent thereto determines that the additional amounts paid by the Companies in whole or in part exceed the amount which the Agent or such Lender actually required pursuant hereto, the excess, if any, shall be returned to the Companies by the Agent or such Lender.

     8.12. In the event that subsequent to the Closing Date any change in applicable law, treaty or governmental regulation, or any change there in or in the interpretation or application thereof, or compliance by the Agent or any Lender with any new request or directive (whether or not having the force of law) from any central bank or other financial, monetary or other authority, shall:

     (a) subject the Agent or such Lender to any tax of any kind whatsoever with respect to this Financing Agreement or change the basis of taxation of payments to the Agent and/or any such Lender of principal, fees, interest or any other amount payable hereunder or under any other documents (except for changes in the rate of tax on the overall net income of the Agent or such Lender by the federal government or the jurisdiction in which it maintains its principal office, and except for changes in franchise taxes applicable to the Lenders);

     (b) impose, modify or hold applicable any reserve, special deposit, assessment or similar requirement against assets held by, or deposits in or for the account of, advances or loans by, or other credit extended by, any office of the Agent or such Lender by reason of or in respect to this Financing Agreement and the Loan Documents, including (without limitation) pursuant to Regulation D of the Board of Governors of the Federal Reserve System; or

     (c) impose on the Agent and/or any such Lender any other condition with respect to this Financing Agreement or any other document,

     and the result of any of the foregoing is to increase the cost to the Agent and/or any such Lender of making, renewing or maintaining its loans hereunder by an amount that the Agent or such Lender deems to be material in the exercise of its reasonable business judgement or to reduce the amount of any payment (whether of principal, interest or otherwise) in respect of any of the loans by an amount that the Agent or such Lenders deem to be material in the exercise of its or their reasonable business judgement, then, in any case the Companies shall pay the Agent on behalf of such Lenders, within five (5) days following its demand, such additional cost or such reduction, as the case may be. The applicable Lenders shall certify the amount of such additional cost or reduced amount to the Companies and the calculation thereof and such certification shall be conclusive upon the Companies absent manifest error. No amount paid by the Companies under this Paragraph 8.12 shall be duplicative of any amount paid by the Companies under Paragraph 8.11. Notwithstanding anything in this paragraph to the contrary, in the event such Lender has exercised its rights pursuant to this paragraph, and subsequent thereto determine that the additional amounts paid by the Companies in whole or in part exceed the amount which the Agent actually required pursuant hereto, the excess, if any, shall be returned to the Companies by such Lender.

     8.13 LIBOR CONVERSION OPTIONS

           (a) The Companies, or any one of them, may elect, subsequent to seven (7) days from the Closing Date and from time to time thereafter, (i) to request any loan made hereunder to be a LIBOR Loan as of the date of such loan or (ii) to convert Chase Bank Rate Loans to LIBOR Loans, and may elect from time to time to convert LIBOR Loans to Chase Bank Rate Loans by giving the Agent at least three (3) Business Days' prior irrevocable notice of such election, PROVIDED that any such conversion of LIBOR Loans to Chase Bank Rate Loans shall only be made, subject to the second following sentence, on the last day of an Interest Period with respect thereto. Should the Companies elect to convert Chase Bank Rate Loans to LIBOR Loans, they shall give the Agent at least four (4) Business Days' prior irrevocable notice of such election. If the last day of an Interest Period with respect to a loan that is to be converted to a LIBOR Loan is not a Business Day, then such conversion shall be made on the next succeeding Business Day , and during the period from such last day of an Interest Period to such succeeding Business Day, such loan shall bear interest as if it were a Chase Bank Rate Loan. All or any part of outstanding Chase Bank Rate Loans then outstanding with respect to Revolving Loans, and Term Loan may be converted to LIBOR Loans as provided herein, PROVIDED that partial conversions shall be in multiples in an aggregate principal amount of $1,000,000 or more. The Agent shall be entitled to charge the Companies, for its own account, a $500 processing fee, for its own account, upon the first effective day of any such election for a LIBOR Loan.

          (b) Any LIBOR Loans may be continued as such upon the expiration of an Interest Period, PROVIDED the applicable Company so notifies the Agent, at least three (3) Business Days prior to the expiration of said Interest Period, and PROVIDED FURTHER that no LIBOR Loan may be continued as such upon the occurrence of any Default or Event of Default under this Financing Agreement, but shall be automatically converted to an Chase Bank Rate Loan on the last day of the Interest Period during which occurred such Default or Event of Default. Absent such notification, LIBOR Rate Loans shall convert to Chase Bank Rate Loans on the last day of the applicable Interest Period. Each notice of election, conversion or continuation furnished by the Companies pursuant hereto shall specify whether such election, conversion or continuation is for a one, two, three or six month period. Notwithstanding anything to the contrary contained herein, the Agent and the Lenders (and any participant or co-lender, if applicable) shall not be required to purchase United States Dollar deposits in the London interbank market or from any other applicable LIBOR Rate market or source or otherwise "match fund" to fund LIBOR Rate Loans, but any and all provisions hereof relating to LIBOR Rate Loans shall be deemed to apply as if the Agent (and any such other Lender or participant, if applicable) had purchased such deposits to fund any LIBOR Rate Loans.

          (c) The Companies may request a LIBOR Loan, convert any Chase Rate Loan or continue any LIBOR Loan provided that no Default or Event of Default has occurred hereunder, which has not been waived in writing by the Required Lenders.

     8.14 INTEREST RATE.

     (a) The LIBOR Loans shall bear interest for each Interest Period with respect thereto on the unpaid principal amount thereof at a rate per annum equal to the lesser of (1) the Maximum Legal Rate or (2) the LIBOR determined for each Interest Period in accordance with the terms hereof plus:

          (i)  3.00% with respect to Revolving Loans; and
          (ii)  3.50% with respect to Term Loan.

     (b) If all or a portion of the outstanding principal amount of the Obligations shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such outstanding amount, to the extent it is a LIBOR Loan, shall be converted to a Chase Bank Rate Loan at the end of the last Interest Period therefor for which the Agent on or prior to the date such unpaid principal amount became due, shall have determined LIBOR.

     (c) The Companies may not have more than six (6) facilities which are LIBOR Loans outstanding at any given time.

     8.15 COMPUTATION AND PAYMENT OF INTEREST.

     (a) Interest in respect of the LIBOR Loans shall be calculated on the basis of a 360 day year and shall be payable monthly as of the end of each month (although the applicable LIBOR shall apply to each tranch for each interest period).

     (b) the Agent shall, at the written request of the Companies, deliver to the Companies a statement showing the quotations given by Chase Manhattan Bank and the computations used by the Agent in determining any interest rate pursuant to Paragraph 8.14 of Section 8 hereof.

     8.16 INABILITY TO DETERMINE INTEREST RATE.

     As further set forth in paragraph 8.11 above, in the event that the Agent shall determine, or any Lender notifies the Agent in writing that it has determined, in the exercise of its reasonable business judgement (which determination shall be conclusive and binding upon the Companies), that by reason of circumstances affecting the interbank LIBOR market, adequate and reasonable means do not exist for ascertaining LIBOR applicable for any Interest Period with respect to (a) a proposed loan that any of the Companies have requested be made as a LIBOR Loan, (b) a LIBOR Loan that will result from the requested conversion of a Chase Bank Rate Loan into a LIBOR Loan or
(c) the continuation of LIBOR Loans beyond the expiration of the then current Interest Period with respect thereto, the Agent or such Lender, as applicable, shall forthwith give written notice of such determination to the Companies at least one (1) day prior to, as the case may be, the requested borrowing date for such LIBOR Loan, the conversion date of such Chase Bank Rate Loan or the last day of such Interest Period. If such notice is given
(i) any requested LIBOR Loan shall be made as a Chase Bank Rate Loan, (ii) any Chase Bank Rate Loan that was to have been converted to a LIBOR Loan shall be continued as a Chase Bank Rate Loan, and (iii) any outstanding LIBOR Loan shall be converted, on the last day of then current Interest Period with respect thereto, to a Chase Bank Rate Loan. Until the Agent or such Lender has withdrawn such notice, no further LIBOR Loan shall be made nor shall the Companies have the right to convert a Chase Bank Rate Loan to a LIBOR Loan.

     8.17 PAYMENTS.

     If any payment on a LIBOR Loan becomes due and payable on a day other than a Working Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month in which event such payment shall be made on the immediately preceding Working Day.

     8.18 ILLEGALITY.

     Notwithstanding any other provisions herein, if any law, regulation, treaty or directive or any change therein or in the interpretation or application thereof, shall make it unlawful for the Agent or any Lender to make or maintain LIBOR Loans as contemplated herein, the then outstanding LIBOR Loans so affected, if any, shall be converted automatically to Chase Bank Rate Loans on the next succeeding Interest Payment Date or within such earlier period as required by law. Each of the Companies hereby agrees promptly to pay the Agent, upon its demand, any additional amounts necessary to compensate the Agent or any Lender for any costs incurred by the Agent or any Lender in making any conversion in accordance with this Paragraph 8.18 including, but not limited to, any interest or fees payable by the Agent or any Lender or The Chase Manhattan Bank to lenders of funds obtained by either of them in order to make or maintain LIBOR Loans hereunder.

     8.19 INDEMNITY

     Each of the Companies agrees to indemnify and to hold the Agent and the Lenders (including any participant or co-lender, if applicable) harmless from any loss or expense which the Agent or any Lender may sustain or incur as a consequence of (a) default by the Companies in payment of the principal amount of or interest on any LIBOR Loans, as and when the same shall be due and payable in accordance with the terms of this Financing Agreement, including, but not limited to, any such loss or expense arising from interest or fees payable by the Agent or any Lender to lenders of funds obtained by either of them in order to maintain the Agent's and the Lenders LIBOR Loans hereunder, (b) default by any of the Companies in making a borrowing or conversion after any such the Company has given a notice in accordance with Paragraph 8.13 of Section 8 hereof, (c) any prepayment of LIBOR Loans on a day which is not the last day of the Interest Period applicable thereto, including without limitation prepayments arising as a result of the application of the collection of Accounts to the Revolving Loans and (d) default by any of the Companies in making any prepayment after any such Company had given notice to the Agent thereof. This covenant shall survive termination of this Financing Agreement and payment of the outstanding Obligations.

     8.20 LIBOR PROVISIONS

     Notwithstanding anything to the contrary in this Agreement, in the event that, by reason of any Regulatory Change (for purposes hereof "Regulatory Change" shall mean, with respect to the

Agent or any Lender, any change after the date of this Agreement in United States Federal, state or foreign law or regulations (including, without limitation, Regulation D) or the adoption or making after such date of any interpretation, directive or request applying to a class of banks including the Agent or any Lender of or under any United States Federal, state or foreign law or regulations (whether or not having the force of law and whether or not failure to comply therewith would be unlawful), the Agent or any Lender either (a) incurs any material additional costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of such bank which includes deposits by reference to which the interest rate on LIBOR Loans is determined as provided in this Financing Agreement or a category of extensions of credit or other assets of the Agent or any Lender which includes LIBOR Loans or (b) becomes subject to any material restrictions on the amount of such a category of liabilities or assets which it may hold, then, if the Agent or the Required Lenders so elect by notice to the Companies the obligation of the Agent and the Lenders to make or continue, or to convert Chase Bank Rate Loans into LIBOR Loans hereunder shall be suspended until such Regulatory Change ceases to be in effect.

     8.21 APPLICATION

     For purposes of this Financing Agreement and Section 8 thereof, any reference to the Agent or the Lenders shall include any financial institution which may become a Lender subsequent to the Closing Date.


SECTION 9.  POWERS

     Each of the Companies hereby constitutes the Agent or any person or agent the Agent may designate as its attorney-in-fact, at the Companies' cost and expense, to exercise all of the following powers, which being coupled with an interest, shall be irrevocable until all of the Companies' Obligations to the Agent and the Lenders have been paid in full:

     (a) To receive, take, endorse, sign, assign and deliver, all in the name of the Agent or the Companies or any one of them, any and all checks, notes, drafts, and other documents or instruments relating to the Collateral;

     (b) To receive, open and dispose of all mail addressed to the Companies or any one of them and to notify postal authorities to change the address for delivery thereof to such address as the Agent may designate;

     (c) To request from customers indebted on Accounts at any time, in the name of the Agent or the Companies or any one of them or that of the Agent's designee, information concerning the amounts owing on the Accounts;

     (d) To transmit to customers indebted on Accounts notice of the Agent's interest therein and to notify customers indebted on Accounts to make payment directly to the Agent for the Companies' account; and

     (e) To take or bring, in the name of the Agent or the Companies or any one of them, all steps, actions, suits or proceedings deemed by the Agent necessary or desirable to enforce or effect collection of the Accounts.

     Notwithstanding anything herein above contained to the contrary, the powers set forth in (b), (d) and (e) above may only be exercised after the occurrence of an Event of Default and until such time as such Event of Default is waived in writing by the Required Lenders or cured to the Required Lenders' satisfaction. In addition, absent the occurrence of a Default or Event of Default or the consent of such Companies, the powers set forth in (c) above will be exercised in the name of such Companies or in the name of a certified public accountant designated by the Agent.

SECTION 10.  EVENTS OF DEFAULT AND REMEDIES

     10.1 Notwithstanding anything herein above to the contrary, the Agent and/or the Required Lenders may terminate this Financing Agreement immediately upon the occurrence of any of the following (herein "Events of Default"):

     (a) cessation of the business of the Companies or any one of them, except pursuant to a merger permitted hereunder, or the calling of a meeting of the creditors of any of the Companies for purposes of compromising the debts and obligations of such Companies;

     (b) the failure of any of the Companies to generally meet debts as they mature;

     (c) (i) the commencement by any of the Companies or by the Parent of any bankruptcy, insolvency, arrangement, reorganization, receivership or similar proceedings under any federal or state law; (ii) the commencement against Parent or any of the Companies, of any bankruptcy, insolvency, arrangement, reorganization, receivership or similar proceeding under any federal or state law by creditors of Parent or any of the Companies, as applicable, provided that such involuntary proceeding shall not have been controverted within ten
          (10) days or shall not have been dismissed and vacated within sixty
          (60) days of commencement, or any of the actions sought in any such proceeding shall occur or Parent or such Companies shall take action to authorize or effect any of the actions in any such proceeding, or
          (iii) the commencement (x) by the Companies' consolidated subsidiaries, or any one of them, of any bankruptcy, insolvency, arrangement, reorganization, receivership or similar proceeding under any applicable state law, or (y) against the Companies' subsidiaries, or any one of them, of any involuntary bankruptcy, insolvency, arrangement, reorganization, receivership or similar proceeding under applicable law, which proceeding shall not have been controverted within ten (10) days and shall not have been dismissed or vacated within sixty (60) days of commencement, or any of the actions sought in any such proceeding shall occur or any such subsidiaries, or any one of them, shall take action to authorize or effect any of the actions in any such proceeding;

     (d) breach by any of the Companies in any material respect of any warranty, representation or covenant contained herein (other than those referred to in sub-paragraph (e) below) or in any other written agreement between such Companies or the Agent, provided that such breach by such Companies of any of the warranties, representations or covenants referred in this clause (d) shall not be deemed to be an Event of Default unless and until such breach shall remain unremedied to the Agent's or the Required Lender's satisfaction for a period of ten (10) days from the date of such breach;

     (e) breach by any of the Companies of any warranty, representation or covenant of Paragraphs 3.3 (other than the third sentence of Paragraph 3.3) and 3.4 of Section 3 hereof; Paragraphs 6.3 and 6.4 (other than the first sentence of Paragraph 6.4) of Section 6 hereof; Paragraphs 7.1, 7.5, 7.6, 7.8 through 7.14 hereof;

     (f) failure of any of the Companies to pay any of the Obligations within five (5) Business Days of the due date thereof, provided that nothing contained herein shall prohibit the Agent from charging such amounts to any of the Companies' Revolving Loan Accounts on the due date thereof;

     (g)  Intentionally Omitted;

     (h) any of the Companies shall (i) engage in any "prohibited transaction" as defined in ERISA, (ii) have any "accumulated funding deficiency" as defined in ERISA, (iii) have any "reportable event" as defined in ERISA, for which the requirement to provide notice to the Pension Benefit Guaranty Corporation ("PBGC") has not been waived by the PBGC,
          (iv) terminate any "plan", as defined in ERISA, that is subject to title IV of ERISA, or (v) be engaged in any proceeding in which the Pension Benefit Guaranty Corporation shall seek appointment, or is appointed, as trustee or administrator of any "plan", as defined in ERISA, and with respect to this sub-paragraph (h) such event or condition (x) remains uncured for a period of thirty (30) days from date of occurrence and (y) could, in the reasonable opinion of the Agent, subject the Companies to any tax, penalty or other liability material to the business, operations or financial condition of the Companies;

     (i) without the prior written consent of the Agent, any of the Companies shall (x) amend or modify the Subordinated Debt, or (y) make any payment on account of the Subordinated Debt except as permitted in the Subordination Agreement;

     (j) the occurrence of any default or event of default (after giving effect to any applicable grace or cure periods) under any instrument or agreement evidencing (x) Subordinated Debt or (y) any other Indebtedness of the Companies, or any one of them, having a principal amount in excess of $250,000; or

     (k) the stock of (x) any of the Companies presently held (directly or indirectly) by the Parent is transferred so that Parent ceases to beneficially own at least 66 2/3% of the shares of LSSC, and (y) LSSC ceases to beneficially own all of the stock of each other Company hereunder.

     10.2 Upon the occurrence of a Default and/or an Event of Default, at the option of the Agent, or upon the written direction of the Required Lenders the Agent shall declare that, all loans, advances and extensions of credit provided for in Sections 3, 4 and 5 of this Financing Agreement shall be thereafter in the Agent's or the Required Lenders' sole discretion and the obligation of the Agent and the Lenders to make Revolving Loans and open Letters of Credit shall cease unless such Default or Event of Default is waived in writing by the Required Lenders or cured to the Agent's or the Required Lenders' satisfaction in the exercise of the Agent's and the Lenders' reasonable business judgement, and at the option of the Agent, or upon the written direction of the Required Lenders, upon the occurrence of an Event of Default: (a) all Obligations shall become immediately due and payable; (b) the Agent may charge the Companies the lesser of (i) the Default Rate of Interest or (ii) the Maximum Legal Rate on all then outstanding or thereafter incurred Obligations in lieu of the interest provided for in Section 8 of this Financing Agreement, provided that, with respect to this clause "(b)" (i) the Agent has given the Companies written notice of the Event of Default, provided, however, that no notice is required if the Event of Default is the Event listed in Paragraph 10.1(c) of this Section 10, and (ii) the Companies have failed to cure the Event of Default within ten
(10) days after (x) the Agent gave such notice pursuant to paragraph 12.6 below or (y) the occurrence of the Event of Default listed in Paragraph 10.1 (c) of this Section 10; and (c) the Agent may at its option, or shall, upon the written direction of the Required Lenders, immediately terminate this Financing Agreement upon notice to the Companies, provided, however, that no notice of termination is required if the Event of Default is the Event listed in Paragraph 10.1(c) of this Section 10. The exercise of any option is not exclusive of any other option which may be exercised at any time by the Agent and/or the Lenders.

     10.3 Immediately upon the occurrence of any Event of Default, the Agent may at its option, or shall at the direction of the Required Lenders, to the extent permitted by law: (a) remove from any premises where same may be located any and all books and records, software, documents, instruments, files and records, and any receptacles or cabinets containing same, relating to the Accounts, or the Agent may use, at the Companies' expense, such of the Companies' personnel, supplies or space at the Companies' places of business or otherwise, as may be necessary to properly collect and realize upon the Accounts; (b) bring suit, in the name of any of the Companies or the Agent, and generally shall have all other rights respecting said Accounts, including without limitation the right to: accelerate or extend the time of payment, settle, compromise, release in whole or in part any amounts owing on any Accounts and issue credits in the name of any of the Companies or the Agent; (c) sell, assign and deliver the Collateral and any returned, reclaimed or repossessed merchandise, with or without advertisement, at public or private sale, for cash, on credit or otherwise, at the Agent's sole option and discretion, and the Agent or the Lenders may bid or become a purchaser at any such sale, free from any right of redemption, which right is hereby expressly waived by each of the Companies; (d) foreclose the security interests in the Collateral created herein or by the Loan Documents by any available judicial procedure, or to take possession of any or all of the Collateral, including any Inventory, Equipment and/or Other Collateral without judicial process, and to enter any premises where any Inventory and Equipment and/or Other Collateral may be located for the purpose of taking possession of or removing the same and (e) exercise any other rights and remedies provided in law, in equity, by contract or otherwise. The Agent shall have the right, without notice or advertisement, to sell, lease, or otherwise dispose of all or any part of the Collateral whether in its then condition or after further preparation or processing, in the name of any of the Companies or the Agent, or in the name of such other party as the Agent may designate, either at public or private sale or at any broker's board, in lots or in bulk, for cash or for credit, with or without warranties or representations, and upon such other terms and conditions as the Agent in its sole discretion may deem advisable, and the Agent and the Lenders shall have the right to purchase at any such sale. If any Inventory and Equipment shall require rebuilding, repairing, maintenance or preparation, the Agent shall have the right, at its option, to do such of the aforesaid as is necessary, for the purpose of putting the Inventory and Equipment in such saleable form as the Agent shall deem appropriate. Each of the Companies agrees, at the request of the Agent, to assemble the Inventory and Equipment and to make it available to the Agent at premises of any of the Companies or elsewhere and to make available to the Agent the premises and facilities of any of the Companies for the purpose of the Agent's taking possession of, removing or putting the Inventory and Equipment in saleable form. However, if notice of intended disposition of any Collateral is required by law, it is agreed that ten (10) days' notice shall constitute reasonable notification and full compliance with the law. The net cash proceeds resulting from the Agent's exercise of any of the foregoing rights, (after deducting all charges, costs and expenses, including reasonable attorneys' fees) shall be applied by the Agent to the payment of any of the Companies' Obligations, whether due or to become due, in such order as the Agent may elect, and each of the Companies shall remain liable to the Agent for any deficiences, and the Agent in turn agrees to remit to the Companies or its successors or assigns, any surplus resulting therefrom. The enumeration of the foregoing rights is not intended to be exhaustive and the exercise of any right shall not preclude the exercise of any other rights, all of which shall be cumulative. Each of the Companies hereby indemnifies the Agent and the Lenders and holds the Agent and the Lenders harmless from any and all costs, expenses, claims, liabilities, Out-of-Pocket Expenses or otherwise, incurred or imposed on the Agent and/or the Lenders by reason of exercise of any rights, remedies and interests hereunder, including without limitation from any sale or transfer of Collateral, preserving, maintaining or securing the Collateral, defending its, the Agent's and/or the Lenders' interests in Collateral (including pursuant to any claims brought by any of the Companies, any of the Companies as debtor-in-possession, any secured or unsecured creditors of any of the Companies, any trustee or receiver in bankruptcy, or otherwise), and each of the Companies hereby agrees to so indemnify and hold the Agent and the Lenders harmless, absent the Agent's, or the Lenders', as applicable, gross negligence or willful misconduct as finally determined by a court of competent jurisdiction. The foregoing indemnification shall survive termination of this Financing Agreement until such time as all Obligations (including without limitation the foregoing and any contingent obligations) have been finally and indefeasibly paid in full.
In furtherance thereof the Agent may establish such reserves for Obligations hereunder (including any contingent Obligations) as it may deem advisable in its reasonable business judgement.

SECTION 11.  TERMINATION

     Except as otherwise permitted herein, the Companies or the Agent may terminate this Financing Agreement and the Line of Credit only as of the initial or any subsequent Anniversary Date and then only by giving the other at least sixty (60) days prior written notice of termination.
Notwithstanding the foregoing the Agent or the Required Lenders may terminate the Financing Agreement immediately upon the occurrence of an Event of Default, provided, however, that if the Event of Default is an event listed in Paragraph 10.1(c) of Section 10 of this Financing Agreement, the Agent may regard the Financing Agreement as terminated and notice to that effect is not required. This Financing Agreement, unless terminated as herein provided, shall automatically continue from Anniversary Date to Anniversary Date. Notwithstanding the foregoing, the Companies may terminate this Financing Agreement, the Line of Credit, Revolving Line of Credit and the Term Loan prior to any applicable Anniversary Date upon sixty (60) days' prior written notice to the Agent, provided that the Companies, jointly and severally, agree to pay to the Agent immediately on demand, an Early Termination Fee and the Prepayment Premium, if applicable. All Obligations shall become due and payable as of any termination hereunder or under Section 10 hereof and, pending a final accounting, the Agent may withhold any balances in the Companies' accounts (unless supplied with an indemnity satisfactory to the Agent) to cover all of the Companies' or any of their Obligations, whether absolute or contingent. All of the Agent's and the Lenders' rights, liens and security interests shall continue after any termination until all Obligations have been paid and satisfied in full. Upon termination of this Financing Agreement and full, final and indefeasible payment or satisfaction (which in the case of Letters of Credit may be in the form of a pledge and deposit with the Agent, in form and substance satisfactory to the Agent, of an amount in cash equal to 110% of the outtanding and undrawn Letters of Credit) of all Obligations hereunder (other than the Companies' Obligations with respect to any indemnity set forth in this Financing Agreement) provided the Agent has not prior thereto made a demand for payment thereunder, the Agent agrees to release its liens upon the Collateral and execute and deliver (at the Companies' cost and expense) appropriate releases for such liens.

SECTION 12.  MISCELLANEOUS

     12.1 Each of the Companies hereby waives diligence, demand, presentment and protest and any notices thereof as well as notice of nonpayment, notice of intent to accelerate, notice of acceleration, and notice of dishonor, and any and all defenses based on suretyship. No delay or omission of the Agent and/or the Lenders or the Companies to exercise any right or remedy hereunder, whether before or after the happening of any Event of Default, shall impair any such right or shall operate as a waiver thereof or as a waiver of any such Event of Default. No single or partial exercise by the Agent and/or the Lenders of any right or remedy precludes any other or further exercises thereof, or precludes any other right or remedy.

     12.2 THIS FINANCING AGREEMENT AND THE LOAN DOCUMENTS EXECUTED AND DELIVERED IN CONNECTION THEREWITH CONSTITUTE THE FINAL AND ENTIRE AGREEMENT BETWEEN EACH OF THE COMPANIES, THE LENDERS AND THE AGENT AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES; SUPERSEDE ANY PRIOR AGREEMENTS; CAN BE CHANGED ONLY BY A WRITING

SIGNED BY THE COMPANIES, THE LENDERS AND THE AGENT; AND SHALL BIND AND BENEFIT THE COMPANIES, THE LENDERS AND THE AGENT AND THEIR RESPECTIVE SUCCESSORS AND ASSIGNS. For purposes of this Financing Agreement and the Loan Documents "Companies" and "Company" shall be used in the broadest possible use and as applicable in order to give use to the intent hereof to apply the terms and provisions hereof to all of the applicable Companies to which such provisions relate.

     12.3 It is the intent of the Companies, the Lenders and the Agent to conform strictly to all applicable state and federal usury laws. All agreements between the Companies and the Agent and/or the Lenders whether now existing or hereafter arising and whether written or oral, are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of the maturity hereof or otherwise, shall the amount contracted for, charged or received by the Agent and/or the Lenders for the use, forbearance, or detention of the money loaned hereunder or otherwise, or for the payment or performance of any covenant or obligation contained herein or in any other document evidencing, securing or pertaining to the Obligations evidenced hereby which may be legally deemed to be for the use, forbearance or detention of money, exceed the maximum amount which the Agent and the Lenders are legally entitled to contract for, charge or collect under applicable state or federal law. If from any circumstances whatsoever fulfillment of any provision hereof or such other documents, at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by law, then the obligation to be fulfilled shall be automatically reduced to the limit of such validity, and if from any such circumstance the Agent and/or the Lenders shall ever receive as interest or otherwise an amount in excess of the maximum that can be legally collected, then such amount which would be excessive interest shall be applied to the reduction of the principal indebtedness hereof and any other amounts due with respect to the Obligations evidenced hereby, but not to the payment of interest and if such amount which would be excess interest exceeds the Obligations and all other non interest indebtedness described above, then such additional amount shall be refunded to the Companies. In determining whether or not all sums paid or agreed to be paid by the Companies for the use, forbearance or detention of theObligations of the Companies to the Agent and/or the Lenders, under any specific contingency, exceeds the maximum amount permitted by applicable law, the Companies and the Agent and/or the Lenders shall to the maximum extent permitted under applicable law, (a) treat all Obligations as but a single extension of credit, (b) characterize any nonprincipal payment as an expense, fee or premium rather than as sums paid or agreed to be paid by the Companies for the use, forbearance or detention of money, (c) exclude voluntary prepayments and the effect thereof, and (d) amortize, prorate, allocate and spread the total amount of such sums paid or agreed to be paid by the Companies for the use, forbearance or detention of money throughout the entire contemplated term of the Obligations in accordance with all legal limits. The terms and provisions of this paragraph shall control and supersede every other provision hereof and all other agreements between the Companies and the Agent and/or the Lenders.

     12.4 If any provision hereof or of any other agreement made in connection herewith is held to be illegal or unenforceable, such provision shall be fully severable, and the remaining provisions of the applicable agreement shall remain in full force and effect and shall not be affected by such provision's severance. Furthermore, in lieu of any such provision, there shall be added automatically as a part of the applicable agreement a legal and enforceable provision as similar in terms to the severed provision as may be possible.

     12.5 TO THE FULLEST EXETENT PERMITTED BY APPLICABLE LAW, EACH OF THE COMPANIES, THE LENDERS AND THE AGENT HEREBY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF THIS FINANCING AGREEMENT. TO THE MAXIMUM EXTENT PERMITTED BY LAW, EACH OF THE COMPANIES HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO SERVICE OF PROCESS BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED.

     12.6 Except as otherwise herein provided, any notice or other communication required hereunder shall be in writing, and shall be deemed to have been validly served, given or delivered when hand delivered or sent by telegram or telex, or three days after deposit in the United States mails, with proper first class postage prepaid and addressed to the party to be notified as follows:

     (A) if to the Agent, at:

                THE CIT GROUP/BUSINESS CREDIT, INC., AS AGENT

                5420 LBJ Freeway
                Dallas, TX  75240
                Attn: Regional Manager
                Fax No.: (972) 455-1690

     (B) if to the Companies at:
                c/o  LONE STAR STEEL COMPANY
                14681 Midway Road, Suite 200
                Dallas Texas 75244
                Attn:  Richard W. Arp
                Fax No.:  (972) 770-6413


     (C) if to any other Lender hereunder, at the address set forth therefor in the applicable Assignment and Assumption Agreement or to such other address as any party may designate for itself by like notice.

      12.7 THE VALIDITY, INTERPRETATION AND ENFORCEMENT OF THIS FINANCING AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK TO THE EXTENT THAT TEXAS LAW MAY EVER APPLY, NOTWITHSTANDING THE FOREGOING CHOICE

OF LAW, THE PROVISIONS OF CHAPTER 346 (OTHER THAN Section 346.004 THEREOF) OF THE TEXAS FINANCE CODE (VERNONS TEXAS CODE ANNOTATED), AS AMENDED FROM TIME TO TIME (AS AMENDED, THE "TEXAS FINANCE CODE"), SHALL NOT BE APPLICABLE TO ANY LOAN(S) OR EXTENSIONS OF CREDIT EVIDENCED BY THIS FINANCING AGREEMENT AND/OR THE PROMISSORY NOTES.

SECTION 13.  AGREEMENT BETWEEN THE LENDERS


      13.1 a) The Agent, for the account of the Lenders, shall disburse all loans and advances to the Companies and shall handle all collections of Collateral and repayment of Obligations. It is understood that for purposes of advances to the Companies and for purposes of this Section 13 the Agent is using the funds of the Agent.

          b) Unless the Agent shall have been notified in writing by any Lender prior to any advance to the Companies that such Lender will not make the amount which would constitute its share of the borrowing on such date available to the Agent, the Agent may assume that such Lender shall make such amount available to the Agent on a Settlement Date, and the Agent may, in reliance upon such assumption, make available to the Companies a corresponding amount. A certificate of the Agent submitted to any Lender with respect to any amount owing under this subsection shall be conclusive, absent manifest error. If such Lender's share of such borrowing is not in fact made available to the Agent by such Lender on the Settlement Date, the Agent shall be entitled to recover such amount with interest thereon at the rate per annum applicable to Revolving Loans hereunder, on demand, from the Companies without prejudice to any rights which the Agent may have against such Lender hereunder. Nothing contained in this subsection shall relieve any Lender which has failed to make available its ratable portion of any borrowing hereunder from its obligation to do so in accordance with the terms hereof. Nothing contained herein shall be deemed to obligate the Agent to make available to the Companies the full amount of a requested advance when the Agent has any notice (written or otherwise) that any of the Lenders will not advance its ratable portion thereof.

     13.2 On the Settlement Date, the Agent and the Lenders shall each remit to the other, in immediately available funds, all amounts necessary so as to ensure that, as of the Settlement Date, the Lenders shall have their proportionate share of all outstanding Obligations.

     13.3 The Agent shall forward to each Lender, at the end of each month, a copy of the account statement rendered by the Agent to the Companies.

     13.4 The Agent shall, after receipt of any interest and fees earned under this Financing Agreement, promptly remit to the Lenders: a) their pro rata portion of all fees, provided, however, that the Lenders (other than CITBC in its role as the Agent) shall x) not share in the Collateral Management Fee or Documentation Fees or the fees provided for in Section 8, Paragraph 8.12; and


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y) receive  their share of the Loan Facility Fee in accordance with their respective agreements with the Agent; b) interest computed at the rate and as provided for in Section 8 of this Financing Agreement on all outstanding amounts advanced by the Lenders on each Settlement Date, prior to adjustment, that are subsequent to the last remittance by the Agent to the Lenders of the Companies' interest; c) its pro rata portion of all principal repaid on the Term Loan; and d) interest on the Term Loan computed at the rate and as provided for in Section 8 of this Financing Agreement.

     13.5 (a) The Companies acknowledge that the Lenders with the prior written consent of the Agent may sell participation in the loans and extensions of credit made and to be made to the Companies hereunder. The Companies further acknowledge that in doing so, the Lenders may grant to such participants certain rights which would require the participant's consent to certain waivers, amendments and other actions with respect to the provisions of this Financing Agreement, provided that the consent of any such participant shall not be required except for matters requiring the consent of all Lenders hereunder as set forth in Section 14, Paragraph 14.10 hereof.

          (b) The Companies authorize each Lender to disclose to any participant or purchasing lender (each, a "TRANSFEREE") and any prospective Transferee any and all financial information in such Lender's possession concerning the Companies and their affiliates which has been delivered to such Lender by or on behalf of the Companies pursuant to this Agreement or which has been delivered to such Lender by or on behalf of the Companies in connection with such Lender's credit evaluation of the Companies and their affiliates prior to entering into this Agreement, provided that such Transferee agrees to hold such information in confidence in the ordinary course of its business.

     13.6 The Companies hereby agree that each Lender is solely responsible for its portion of the Line of Credit and that neither the Agent nor any Lender shall be responsible for, nor assume any obligations for the failure of any Lender to make available its portion of the Line of Credit. Further, should any Lender refuse to make available its portion of the Line of Credit, then the other Lender may, but without obligation to do so, increase, unilaterally, its portion of the Line of Credit in which event the Companies are so obligated to that other Lender.

     13.7 In the event that the Agent, the Lenders or any one of them is sued or threatened with suit by the Companies or any one of them, or by any receiver, trustee, creditor or any committee of creditors on account of any preference, voidable transfer or lender liability issue, alleged to have occurred or been received as a result of, or during the transactions contemplated under this Financing Agreement, then in such event any money paid in satisfaction or compromise of such suit, action, claim or demand and any expenses, costs and attorneys' fees paid or incurred in connection therewith, whether by the Agent, the Lenders or any one of them, shall be shared proportionately by the Lenders. In addition, any costs, expenses, fees or disbursements incurred by outside agencies or attorneys retained by the Agent to effect collection or enforcement of any rights in the Collateral, including enforcing, preserving or maintaining rights under this Financing Agreement shall be shared proportionately between and among the Lenders to the extent not reimbursed by the Companies or from the proceeds of Collateral. The provisions of this paragraph shall not apply to


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any suits, actions, proceedings or claims that x) predate the date of this
Financing Agreement or y) are based on transactions, actions or omissions that predate the date of this Financing Agreement.

     13.8 Each of the Lenders agrees with each other Lender that any money or assets of the Companies held or received by such Lender, no matter how or when received, shall be applied to the reduction of the Obligations (to the extent permitted hereunder) after x) the occurrence of an Event of Default and
y) the election by the Required Lenders to accelerate the Obligations. In addition, the Companies authorize, and the Lenders shall have the right, without notice, upon any amount becoming due and payable hereunder, to set-off and apply against any and all property held by, or in the possession of such Lender the Obligations due such Lenders.

     13.9 The Agent shall have the right at any time to assign to one or more commercial banks, commercial finance lenders or other financial institutions all or a portion of its rights and obligations under this Financing Agreement (including, without limitation, its obligations under the Line of Credit, Term Loans, the Revolving Loans and its rights and obligations with respect to Letters of Credit). Upon execution of an Assignment and Transfer Agreement, (a) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such assignment, have the rights and obligations of the Agent as the case may be hereunder and
(b) the Agent shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such assignment, relinquish its rights and be released from its obligations under this Financing Agreement. The Companies shall, if necessary, execute any documents reasonably required to effectuate the assignments. No other Lender may assign its interest in the loans and advances and extensions of credit hereunder without the prior written consent of the Agent. In the event that the Agent consents to any such assignment by any other Lenders (i) the amount being assigned shall in no event be less than the lesser of (x) $5,000,000 or (y) the entire interest of such Lender hereunder, (ii) such assignment shall be of a pro-rata portion of all of such assigning Lender's loans and commitments hereunder and (iii) the parties to such assignment shall execute and deliver to the Agent an Assignment and Transfer Agreement, and, at the Agent's election, a processing and recording fee of $1,000 payable by the Companies to the Agent for its own account.

SECTION 14.  AGENCY

     14.1 Each Lender hereby irrevocably designates and appoints CITBC as the Agent for the Lenders under this Financing Agreement and any ancillary loan documents and irrevocably authorizes CITBC as the Agent for such Lender, to take such action on its behalf under the provisions of this Financing Agreement and all ancillary documents and to exercise such powers and perform such duties as are expressly delegated to the Agent by the terms of this Financing Agreement and all ancillary documents together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Financing Agreement, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender and no implied covenants, functions, responsibilities, duties,


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obligations or liabilities shall be read into this Financing Agreement and the ancillary documents or otherwise exist against the Agent.

     14.2 The Agent may execute any of its duties under this Financing Agreement and all ancillary documents by or through agents or attorneys-in-fact and shall be entitled to the advice of counsel concerning all matters pertaining to such duties.

     14.3 Neither the Agent nor any of its officers, directors, employees, agents, or attorneys-in-fact shall be (i) liable to any Lender for any action lawfully taken or omitted to be taken by it or such person under or in connection with this Financing Agreement and all ancillary documents (except for its or such person's own gross negligence or willful misconduct), or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Companies or any officer thereof contained in this Financing Agreement and all ancillary documents or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Financing Agreement and all ancillary documents or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Financing Agreement and all ancillary documents or for any failure of the Companies to perform their obligations thereunder. The Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Financing Agreement and all ancillary documents or to inspect the properties, books or records of the Companies.

     14.4 The Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper person or persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Companies), independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Financing Agreement and all ancillary documents unless it shall first receive such advice or concurrence of the Lenders, or the Required Lenders, as the case may be, as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Financing Agreement and all ancillary documents in accordance with a request of the Lenders, or the Required Lenders, as the case may be, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders.

     14.5 The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Agent has received written notice from a Lender or the Companies describing such Default or Event of Default. In the event that the Agent receives such a notice, the Agent shall promptly give notice thereof to the Lenders. The Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Lenders, or Required Lenders, as the case may be; PROVIDED that unless and until the Agent shall


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have received such direction, the Agent may in the interim (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable and in the best interests of the Lenders.

     14.6 Each Lender expressly acknowledges that neither the Agent nor any of its officers, directors, employees, agents or attorneys-in-fact has made any representations or warranties to it and that no act by the Agent hereinafter taken, including any review of the affairs of the Companies shall be deemed to constitute any representation or warranty by the Agent to any Lender. Each Lender represents to the Agent that it has, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Companies and made its own decision to enter into this Financing Agreement. Each Lender also represents that it will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under the Financing Agreement and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition or creditworthiness of the Companies. The Agent, however, shall provide the Lenders with copies of all financial statements, projections and business plans which come into the possession of the Agent or any of its officers, employees, agents or attorneys-in-fact.

     14.7 (a) The Lenders agree to indemnify the Agent in its capacity as such (to the extent not reimbursed by the Companies and without limiting the obligation of the Companies to do so), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements (including, without limitation, all Out-of-Pocket Expenses) of any kind whatsoever (including negligence on the part of the Agent) which may at any time be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of this Financing Agreement or any ancillary documents or any documents contemplated by or referred to herein or the transactions contemplated hereby or any action taken or omitted by the Agent under or in connection with any of the foregoing; PROVIDED that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the Agent's gross negligence or willful misconduct. The agreements in this paragraph shall survive the payment of the Obligations.

         (b) The Agent will use its reasonable business judgement in handling the collection of the Accounts, enforcement of its rights hereunder and realization upon the Collateral but shall not be liable to the Lenders for any action taken or omitted to be taken in good faith or on the written advice of counsel. The Lenders expressly release the Agent from any and all liability and responsibility (express or implied), for any loss, depreciation of or delay in collecting or failing to realize on any Collateral, the Obligations or any guaranties therefor and for any mistake, omission or error in judgment in passing upon or accepting any Collateral or in making (or in failing to make) examinations or audits or for granting indulgences or extensions to the Companies, any account debtor or any guarantor, other than resulting from the Agent's gross negligence or willful


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misconduct.

     14.8 The Agent may make loans to, and generally engage in any kind of business with the Companies as though the Agent were not the Agent hereunder. With respect to its loans made or renewed by it or loan obligations hereunder as Lender, the Agent shall have the same rights and powers, duties and liabilities under this Financing Agreement as any Lender and may exercise the same as though it was not the Agent and the terms "Lender" and "Lenders" shall include the Agent in its individual capacity.

     14.9 The Agent may resign as the Agent upon 30 days' notice to the Lenders and such resignation shall be effective upon the appointment of a successor Agent. If the Agent shall resign as Agent, then the Lenders shall appoint a successor Agent for the Lenders whereupon such successor Agent shall succeed to the rights, powers and duties of the Agent and the term "Agent" shall mean such successor agent effective upon its appointment, and the former Agent's rights, powers and duties as Agent shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to this Financing Agreement. After any retiring Agent's resignation hereunder as the Agent the provisions of this Section 14 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Agent.

     14.10 Notwithstanding anything contained in this Financing Agreement to the contrary, the Agent will not, without the prior written consent of all
Lenders: (a) amend the Financing Agreement to (i) increase the Line of Credit;
(ii) reduce the interest rates; (iii) reduce or waive (x) any fees in which the Lenders share hereunder, or (y) the repayment of any Obligations due the Lenders; (iv) extend the maturity of the Obligations; or (v) alter or amend (x) this Paragraph 14.10 or (y) the definitions of Eligible Accounts Receivable, Eligible Inventory, Inventory Loan Cap, Collateral or Required Lenders, or (vi) increase the advance percentages against Eligible Accounts Receivable or Eligible Inventory or alter or amend the Agent's criteria for determining compliance with such definitions of Eligible Accounts Receivable and/or Eligible Inventory if the effect thereof is to increase Availability; (b) except as otherwise required in this Financing Agreement, release any guaranty or Collateral in excess of $500,000 during any year, or (c) knowingly make any Revolving Loan or assist in opening any Letter of Credit hereunder if after giving effect thereto the total of Revolving Loans and Letters of Credit hereunder for the Company would exceed one hundred and ten percent (110%) of the maximum amount available under this Financing Agreement (the portion in excess of 100% of such maximum available amount shall be referred to herein as the "Agent Permitted Overadvances"), provided that the Agent shall not be entitled to continue to knowingly make such Agent Permitted Overadvances for a period in excess of ninety (90) days without the Lenders' consent, and provided further that the foregoing limitations shall not prohibit or restrict advances by the Agent to preserve and protect Collateral. Subject to the provisions of
Section 12, Paragraph 12.2 and the provisions of this Paragraph 14.10 of Section 14 of this Financing Agreement, in all other respects the Agent is authorized by each of the Lenders to take such actions or fail to ake such actions under this Financing Agreement if the Agent, in its reasonable discretion, deems such to be advisable and in the best interest of the Lenders. Notwithstanding any provision to the contrary contained in this Financing Agreement (including the provisions of Section 12,


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Paragraph 12.2 and Section 14, Paragraph 14.10 hereof) the Agent is authorized to take such actions or fail to take such actions in connection with (a) the exercise of (i) any and all rights and remedies under this Financing Agreement (including but not limited to the exercise of rights and remedies under Section 10, Paragraph 10.2 of this Financing Agreement) and
(ii) its discretion in (x) determining compliance with the eligibility requirements of Eligible Accounts Receivable and/or Eligible Inventory and establishing reserves against Availability in connection therewith and/or (y) the making of Agent Permitted Overadvances, and/or (b) the release of Collateral not to exceed $250,000 in the aggregate during any Fiscal Year, and/or (c) curing any ambiguity, defect or inconsistency in the terms of this Financing Agreement; provided that the Agent, in its reasonable discretion, deems such to be advisable and in the best interests of the Lenders.

     14.11 In the event any Lender's consent is required pursuant to the provisions of this Financing Agreement and such Lender does not respond to any request by the Agent for such consent within 10 days after such request is made to such Lender, such failure to respond shall be deemed a consent. In addition, in the event that any Lender declines to give its consent to any such request, it is hereby mutually agreed that the Agent and/or any other Lender shall have the right (but not the obligation) to purchase such Lender's share of the Loans for the full amount thereof together with accrued interest thereon to the date of such purchase.

     14.12 Each Lender agrees that notwithstanding the provisions of Section 11 of this Financing Agreement any Lender may terminate this Financing Agreement and the Line of Credit only as of the initial or any subsequent Anniversary Date and then only by giving the Agent 90 days prior written notice thereof. Within 30 days after receipt of any such termination notice, the Agent shall, at its option, either (i) give notice of termination to the Company hereunder or (ii) purchase, or arrange for the purchase of, the Lender's share of the Obligations hereunder for the full amount thereof plus accrued interest thereon. Unless so terminated this Financing Agreement and the Line of Credit shall be automatically extended from Anniversary Date to Anniversary Date. Termination of this Financing Agreement by any of the Lenders as herein provided shall not affect the Lenders' respective rights and obligations under this Financing Agreement incurred prior to the effective date of termination as set forth in the preceding sentence.

     14.13 If the Agent is required at any time to return to the Companies or to a trustee, receiver, liquidator, custodian or other similar official any portion of the payments made by the Companies to the Agent as result of a bankruptcy or similar proceeding with respect to the Companies, any guarantor or any other person or entity or otherwise, then each Lender shall, on demand of the Agent, forthwith return to the Agent its ratable share of any such payments made to such Lender by the Agent, together with its ratable share of interest and/or penalties, if any, payable by the Lenders; this provision shall survive the termination of this Financing Agreement.

     14.14 The Lenders agree to maintain the confidentiality of any non-public information provided by the Companies to them, in the ordinary course of their business, provided that the foregoing confidentiality provision shall terminate one (1) year after the termination date of this Financing Agreement, and provided further that any such Lenders may disclose such information (i) to any applicable bank regulatory and auditor personnel and (ii) upon the advise of their counsel.

In the event the Agent terminates this Financing Agreement pursuant to clause
(a) above, the Agent will cease making any loans or advances upon the Effective Date of Termination except for any loans or advances which are reasonably required to maintain, protect or realize upon the Collateral.


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     IN WITNESS WHEREOF, the parties hereto have caused this Financing Agreement to be executed and delivered by their proper and duly authorized officers as of the date set forth above. This Financing Agreement shall take effect as of the date set forth above after being accepted below by an officer of the Agent after which, the Agent shall forward to the Companies and each Lender a fully executed original for its files.

                                   Very truly yours,

                                   THE CIT GROUP/BUSINESS
                                   CREDIT, INC., AS AGENT

                                   By /s/ Neal Legan
                                      -------------------------
                                      Neal Legan
                                      Vice President


Read and Agreed to:                 LONE STAR STEEL COMPANY

/s/ Robert F. Spears                By /s/ R.W. Arp
----------------------                 ------------------------
Robert F. Spears                       R.W. Arp
Secretary                              Treasurer

                                    T&N LONE STAR WAREHOUSE CO.

/s/ Robert F. Spears                By /s/ R.W. Arp
----------------------                 ------------------------
Robert F. Spears                       R.W. Arp
Secretary                              Treasurer


                                    LONE STAR LOGISTICS, INC.


/s/ Robert F. Spears                By /s/ R.W. Arp
----------------------                 ------------------------
Robert F. Spears                       R.W. Arp
Secretary                              Treasurer





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





                         Executed and Accepted at

                         New York, New York

                         THE CIT GROUP/BUSINESS
                         CREDIT, INC., AS AGENT AND LENDER


                         By:
                             ----------------------------
                         Title:





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